                                                                     EXHIBIT 2.1

                      SECOND AMENDED AND RESTATED AGREEMENT
                   AND PLAN OF MERGER AND INVESTMENT AGREEMENT




                          Dated as of October 25, 1999




                                      Among


                                   MCS, INC.,

                                  MESTEK, INC.,

                         SIMIONE CENTRAL HOLDINGS, INC.,

                          JOHN E. REED, STEWART B. REED

                               AND E. HERBERT BURK

          SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND
                              INVESTMENT AGREEMENT

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                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1         DEFINITIONS.......................................................2
1.1      Defined Terms..............................................................2
1.2      Loan.......................................................................7
1.3      Spinoff....................................................................7
1.4      Parent Investment..........................................................7
1.5      Mestek Warrant.............................................................8


ARTICLE 2         THE MERGER........................................................8
2.1      The Merger.................................................................8
2.2      Effective Time.............................................................8
2.3      Effect of the Merger.......................................................8
2.4      Subsequent Actions.........................................................8
2.5      Certificate of Incorporation; Bylaws; Directors and Officers...............9
2.6      Stockholders' Meeting.....................................................10
2.7      Tax Consequence...........................................................11


ARTICLE 3         MERGER CONSIDERATION.............................................11
3.1      Conversion of Company Capital Stock.......................................11
3.2      Fractional Shares.........................................................11
3.3      Stock Options and Warrants................................................11
3.4      Delivery of Merger Shares.................................................12
3.5      Closing...................................................................12


ARTICLE 4         ADDITIONAL COVENANTS.............................................13
4.1      Registration Rights.......................................................13
4.2      Stockholders' Meeting.....................................................17
4.3      Best Efforts to List Shares and Maintain S-3 and NASDAQ NMS Status........17
4.4      ProfitWorks Agreement.....................................................17
4.5      Parent Plan and Company Plan..............................................17
4.6      Company Financial Statements..............................................18
4.7      Conduct of Business by Purchaser and the Company Pending Merger...........18
4.8      Expenses..................................................................19
4.9      Tax Matters...............................................................20
4.10     Notification of Certain Matters...........................................22
4.11     Public Announcements......................................................23
4.12     Tax Free Reorganization...................................................23
4.13     Access and Inspection.....................................................23

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
4.14     Ongoing Business..........................................................23
4.15     Certain Filings, Consents and Arrangements................................23
4.16     No Solicitation...........................................................24
4.17     Registration..............................................................25
4.18     Affiliates................................................................27
4.19     Dissenters Rights.........................................................27


ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF................................28
5.1      Organization and Authority................................................28
5.2      Corporate Power and Authority; Due Authorization..........................28
5.3      Ownership of Assets.......................................................28
5.4      No Conflict; Required Consents............................................29
5.5      Capitalization............................................................29
5.6      Compliance with Laws; Filings with the SEC................................30
5.7      Licenses and Permits......................................................30
5.8      Liabilities and Obligations of the Company................................31
5.9      Taxes.....................................................................32
5.10     Contracts, Agreements and Instruments Generally...........................33
5.11     Customer Contracts........................................................34
5.12     Intellectual Property; Computer Software..................................34
5.13     Labor Matters.............................................................35
5.14     Work-in-Process, Orders and Returns.......................................36
5.15     Absence of Certain Changes................................................36
5.16     Leases....................................................................37
5.17     Litigation................................................................38
5.18     Employee Benefit Plans: Employees.........................................38
5.19     Accuracy of Representations...............................................41
5.20     Brokers Fees and Expenses.................................................41
5.21     Bank Accounts.............................................................41
5.22     Business Practices........................................................41
5.23     Insurance.................................................................41
5.24     Tax Free Reorganization...................................................42
5.25     No Existing Discussion....................................................42


ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF PURCHASER......................42
6.1      Organization of Purchaser.................................................42
6.2      Corporate Power and Authority; Due Authorization..........................42
6.3      No Conflict; Consents.....................................................43
6.4      Ownership of Assets.......................................................43
6.5      Capitalization............................................................43
6.6      Compliance with Laws......................................................44
6.7      Licenses and Permits......................................................44
6.8      Liabilities and Obligations of Purchaser..................................45
6.9      Taxes.....................................................................45
6.10     Contracts, Agreements and Instruments Generally...........................46



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
6.11     Customer Contracts........................................................47
6.12     Intellectual Property; Computer Software..................................47
6.13     Labor Matters.............................................................48
6.14     Work-in-Process, Orders and Returns.......................................48
6.15     Absence of Certain Changes................................................49
6.16     Leases....................................................................50
6.17     Litigation................................................................50
6.18     Employee Benefit Plans: Employees.........................................51
6.19     Brokers Fees and Expenses.................................................53
6.20     Bank Accounts.............................................................54
6.21     Business Practices........................................................54
6.22     Insurance.................................................................54
6.23     Tax Free Reorganization...................................................54
6.24     No Existing Discussion....................................................54
6.25     Shares to be Delivered....................................................54
6.26     Accuracy of Securities Filings; Financial Statements......................54
6.27     Approvals.................................................................55
6.28     Accuracy of Representations...............................................56
6.29     NASDAQ Rules..............................................................56


ARTICLE 7         INDEMNIFICATION..................................................56
7.1      Indemnification by Parent.................................................56
7.2      Indemnification by Surviving Corporation..................................56
7.3      Provisions Regarding Indemnification......................................57
7.4      Survival..................................................................57
7.5      Limitations...............................................................57
7.6      No Recourse Against the Company...........................................58
7.7      Effect of Insurance.......................................................58


ARTICLE 8         CONDITIONS TO OBLIGATIONS........................................58
8.1      Representations and Warranties True at Closing............................58
8.2      Obligations Performed.....................................................59
8.3      Consents..................................................................59
8.4      Closing Deliveries........................................................59
8.5      No Challenge..............................................................60
8.6      No Material Adverse Consequence...........................................60
8.7      Revised Schedules.........................................................60
8.8      Repayment of Debts........................................................60
8.9      Releases..................................................................60
8.10     Spinoff...................................................................60
8.11     Registration Statement....................................................60


ARTICLE 9         CONDITIONS TO OBLIGATIONS........................................60
9.1      Representations and Warranties True at Closing............................61
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
9.2      Obligations Performed.....................................................61
9.3      Consents..................................................................61
9.4      Closing Deliveries........................................................61
9.5      No Challenge..............................................................62
9.6      Revised Schedules.........................................................62
9.7      No Material Adverse Consequence...........................................62
9.8      Spinoff...................................................................62
9.9      Registration Statement....................................................62


ARTICLE 10        TERMINATION......................................................62
10.1     Termination...............................................................62
10.2     Effect of Termination.....................................................63


ARTICLE 11        MISCELLANEOUS PROVISIONS.........................................63
11.1     Severability..............................................................63
11.2     Modification..............................................................63
11.3     Assignment, Survival and Binding Agreement................................63
11.4     Counterparts..............................................................63
11.5     Notices...................................................................63
11.6     Entire Agreement; No Third Party Beneficiaries............................64
11.7     Governing Law.............................................................64
11.8     Arbitration...............................................................64
11.9     Headings..................................................................65
11.10    Incorporation of Exhibit and Schedules....................................65
11.11    Waiver....................................................................65
11.12    Time of Essence...........................................................65
11.13    Appointment of Agent......................................................65
11.14    Provision of Assistance...................................................65



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

               SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF
                        MERGER AND INVESTMENT AGREEMENT


         This SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND INVESTMENT AGREEMENT, dated as of the 25th day of October, 1999 (the "Agreement"), is by and among MCS, INC., a Pennsylvania corporation (the "Company"), MESTEK, INC., a Pennsylvania corporation ("Parent"), SIMIONE CENTRAL HOLDINGS, INC., a Delaware corporation ("Purchaser"), JOHN E. REED, STEWART B. REED and E. HERBERT BURK.

                              W I T N E S S E T H:

         WHEREAS, the Company, Parent and Purchaser entered into that certain Agreement and Plan of Merger dated as of May 26, 1999 (the "Original Agreement") under which the parties contemplated the acquisition by Purchaser of the Company pursuant to the merger of the Company with and into Purchaser in accordance with the terms and conditions set forth in the Original Agreement ("Merger");

         WHEREAS, Purchaser acquired the stock of CareCentric Solutions, Inc. ("CareCentric") pursuant to a merger that was consummated on August 12, 1999 (the "CareCentric Acquisition");

         WHEREAS, subsequent to the execution of the Original Agreement, the parties decided that, in order to fulfill the original business plan underlying the Original Agreement and to fully realize the benefits of the CareCentric Acquisition, it was necessary to amend the Original Agreement to provide for additional financial investment in Purchaser by Parent (to satisfy certain CareCentric liabilities and other business needs) (the Original Agreement, as amended and restated as of September 9, 1999, is referred to hereafter as the "First Amended Agreement");

         WHEREAS, in connection with the First Amended Agreement, the parties decided that it is was necessary for Parent and its shareholders to collectively control Purchaser after the Merger in order to reflect Parent's additional financial investment in Purchaser and to ensure that the business plan for Purchaser after the Merger envisioned by the parties can be implemented;

         WHEREAS, contemporaneously with the execution and delivery of the First Amended Agreement, Parent made a $3 million loan to Purchaser ("Loan");

         WHEREAS, prior to Closing, Parent intends to effect a spinoff under
Section 355 of the Code pursuant to which Parent will distribute its Company Capital Stock to its stockholders pro rata in accordance with their respective ownership interests in Parent's common stock ("Spinoff");

         WHEREAS, at Closing Parent intends to purchase from Purchaser newly-issued Series B Preferred Stock of Purchaser ("Purchaser Series B Preferred") for a total consideration of $6 million ("Mestek Investment");

         WHEREAS, the Loan shall be deemed repaid upon the closing of the Mestek Investment;

         WHEREAS, Purchaser shall issue Parent a warrant ("Mestek Warrant") to purchase 2,000,000 shares of Purchaser Common Stock ("Warrant Shares") upon the closing of the Mestek Investment; and

         WHEREAS, the parties desire to amend and restate the First Amended Agreement to make certain changes that conform to the proposed structure of the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE 1.

                        DEFINITIONS; LOAN AND INVESTMENT

         1.1.     DEFINED TERMS. As used in this Agreement:

         "Acquisition Proposal" shall have the meaning ascribed to it in
Section 4.16(a) hereof.

         "Affiliate" shall have the meaning ascribed to it in Paragraphs (c) and (d) of Rule 145 under the Securities Act.

         "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" means the Agreement and Plan of Merger, and all Schedules and Exhibits hereto.

         "Assets" means all of the assets of the Company (other than those assets relating to the Company's ProfitWorks applications software system and related product line, which shall be disposed of by the Company prior to the Closing Date) or of Purchaser (as the context shall require), of every kind and nature.

         "CareCentric" shall have the meaning ascribed to it in the Recitals hereof.

         "CareCentric Acquisition" shall have the meaning ascribed to it in the Recitals hereof.

         "Certificate" and "Certificates" shall have the meanings set forth in
Section 3.4 hereof.

         "Certificate of Designations" shall have the meaning ascribed to it in
Section 1.4 hereof.

         "Closing" and "Closing Date" shall have the meaning ascribed to such terms in Section 3.5 hereof.

         "Closing Balance Sheet" shall mean the Company's balance sheet to be dated as of September 30, 1999.

         "Closing Documents" means this Agreement and all other documents to be executed and delivered either simultaneously herewith or at Closing in connection with the Transactions.

         "COBRA" shall have the meaning ascribed to it in Section 5.18(e) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Capital Stock" shall have the meaning ascribed to it in
Section 3.1 hereof.

         "Company Employees" shall have the meaning ascribed to it in Section 5.18(a) hereof.

         "Company Financial Statements" shall have the meaning ascribed to it in Section 5.8(a) hereof.

         "Company Information" shall have the meaning ascribed to it in Section 4.17(a) hereof.

         "Company Software" shall have the meaning ascribed to it in Section 5.12(d) hereof.

         "Company Stockholder Approval" means with respect to the Company the requisite approval by holders of the Company's capital stock of this Agreement, the Merger and the Certificates of Merger.

         "Company Stockholders" means the holders of all of the issued and outstanding Company Capital Stock, after giving effect to the consummation of the Spinoff.

         "Confidentiality Agreement" shall mean that certain Confidentiality and Nondisclosure Agreement dated as of February 8, 1999 by and among Purchaser, Parent and the Company.

         "Customer Contract" shall have the meaning ascribed to it in Section
5.11 hereof, and shall apply with respect to Purchaser in Section 6.11 hereof.

         "Delaware Act" means the General Corporation Law of the State of Delaware.

         "Disqualification" shall have the meaning ascribed to it in Section
2.5 hereof.

         "DOL" shall have the meaning ascribed to it in Section 5.18(b) hereof.

         "Effective Time" shall have the meaning ascribed to it in Section 2.2 hereof.

         "Employee Benefit Plan" shall have the meaning ascribed to it in
Section 5.18(a) hereof, and shall apply with respect to Purchaser in Section
6.18 hereof.

         "Environmental Laws" shall have the meaning ascribed to it in Section 5.6(c) hereof.

         "ERISA" shall have the meaning ascribed to it in Section 5.18(a) hereof.

         "ERISA Affiliate" shall have the meaning ascribed to it in Section 5.18(a) hereof, and shall apply with respect to Purchaser in Section 6.18 hereof.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

         "Exchange Ratio" shall have the meaning ascribed to it in Section 3.1(a) hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over Purchaser, Parent or the Company, as applicable.

         "HSR" shall have the meaning ascribed to it in Section 4.15 hereof.

         "Immigration Laws" shall have the meaning ascribed to it in Section
5.13 hereof.

         "IRS" shall have the meaning ascribed to it in Section 5.18(b) hereof.

         "knowledge" or "known" means or refers to the actual knowledge of the president, chief financial officer or general counsel as to Purchaser and as to Parent, and the president or chief financial officer, as to the Company.

         "Licensed Software" shall have the meaning ascribed to such term in
Section 5.12(c) hereof, and shall apply with respect to Purchaser in Section 6.12(c) hereof.

         "Loan" shall have the meaning ascribed to it in the Recitals hereof.

         "Lockup Period" shall have the meaning ascribed to it in Section 3.4(b) hereof.

         "Material Adverse Consequence" means a material adverse effect upon, or in, or circumstances likely to result in, a material adverse change in the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of the Company or Purchaser, as the case may be, taken as a whole, the effect of which is equal to or greater than $2,000,000.

         "Material Adverse Effect" means a material adverse effect upon, or in, or circumstances likely to result in, a material adverse change in (i) the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of the Company or Purchaser, as the case may be, taken as a whole, the effect of which is equal to or greater than $100,000, (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of the Company or Purchaser, as the case may be, to perform its respective obligations under this Agreement.

         "Material Contracts" shall have the meaning ascribed to it in Section
5.10 hereof, and shall apply with respect to Purchaser in Section 6.10 hereof.

         "MCS Major Stockholders" means any of John E. Reed, Stewart B. Reed and E. Herbert Burk.

         "Merger" shall have the meaning ascribed to it in the preamble.

         "Merger Option Agreement" shall have the meaning ascribed to it in
Section 3.3(a) hereof.

         "Merger Options" shall have the meaning ascribed to it in Section 3.3(a) hereof.

         "Merger Shares" shall have the meaning ascribed to it in Section 3.1(a) hereof.

         "Mestek Investment" shall have the meaning ascribed to it in the Recitals hereof.

         "Mestek Warrant" shall have the meaning ascribed to it in the Recitals hereof.

         "Note" shall have the meaning ascribed to it in Section 1.2 hereof.

         "Options" shall have the meaning ascribed to it in Section 3.3(a) hereof.

         "Owned Software" shall have the meaning ascribed to it in Section 5.11 hereof, and shall apply with respect to Purchaser in Section 6.11 hereof.

         "PBGC" shall have the meaning ascribed to it in Section 5.18(b) hereof.

         "Parent Affiliated Group" shall have the meaning ascribed to it in
Section 5.9(f) hereof.

         "Parent Designee" shall have the meaning ascribed to it in Section 2.5(c) hereof.

         "Parent Plan" shall have the meaning ascribed to it in Section 4.5 hereof.

         "Pennsylvania Act" means the Pennsylvania Business Corporation Law.

         "Person" means an individual, corporation, limited liability company, limited liability partnership, limited partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

         "Pre-Closing Tax Periods" shall have the meaning ascribed to it in
Section 4.9(a) hereof.

         "ProfitWorks Business" shall have the meaning ascribed to it in
Section 4.4 hereof.

         "Public Reports" has the meaning set forth in Section 5.6(d) hereof.

         "Purchaser Common Stock" shall have the meaning ascribed to it in
Section 3.1 hereof.

         "Purchaser Conversion Rights" shall have the meaning ascribed to it in
Section 6.5 hereof.

         "Purchaser Employees" shall have the meaning ascribed to it in Section 6.18(a) hereof.

     "Purchaser Financial Statements" shall have the meaning ascribed to it in Section 6.8(a) hereof.

         "Purchaser Plan" shall have the meaning ascribed to it in Section 4.5 hereof.

         "Purchaser Series B Preferred" shall have the meaning ascribed to it in the Recitals hereof.

         "Purchaser Software" shall have the meaning ascribed to it in Section 6.12(d).

         "Purchaser Stockholder Approval" means with respect to the Purchaser the requisite approval by holders of Purchaser's capital stock of this Agreement, the Merger, the Mestek Investment, the Mestek Warrant and the Certificates of Merger.

         "Registrable Shares" means the Merger Shares, the Option Shares (as defined in the Merger Option Agreement), the Mestek Warrant, the Warrant Shares and any shares of Purchaser Common Stock to be issued pursuant to the indemnification provisions of Article 7 hereof.

         "Registration Rights Agreements" shall have the meaning ascribed to it in Section 4.1.

         "Registration Statement" shall have the meaning ascribed to it in
Section 4.17(a) hereof.

         "Revised Schedules" shall have the meaning ascribed to it in Section
8.7 hereof.

         "Rights Holder" and "Rights Holders" shall have the meaning ascribed to such terms in Section 4.1(l) hereof.

         "Rule 145 Letter" shall have the meaning ascribed to it in Section
4.18 hereof.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

         "Securities Filings" shall mean all filings made by Purchaser with the SEC from and after January 1, 1996 pursuant to the Securities Act and the Exchange Act.

         "Security Agreement" shall have the meaning ascribed to it in Section
1.2 hereof.

         "Spinoff" shall have the meaning ascribed to it in the Recitals hereof.

         "Spinoff Date" means the date of the consummation of the Spinoff.

         "Surviving Corporation" shall have the meaning ascribed to it in
Section 2.1 hereof.

         "Tax" or "Taxes" means all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments imposed by any Tax Authority, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise, advance corporate, withholding, unemployment, estimated and customs duties taxes.

         "Tax Authority" means any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

         "Tax Return" means any return, declaration, report, claim for refund or information return filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax, including any schedule or attachment thereto and any amendment thereof.

         "Termination Date" means the date on which this Agreement may be terminated pursuant to Section 10.1 hereof.

         "Transaction Documents" shall have the meaning ascribed to such term in Section 7.1 hereof.

         "Transactions" means the transactions contemplated by this Agreement.

         "Warrant Shares" shall have the meaning ascribed to it in the Recitals hereof.

         "Warrants" shall have the meaning ascribed to it in Section 3.3(a) hereof.

         1.2. LOAN. Simultaneously with the execution and delivery of this Agreement, Parent is making the Loan to Purchaser. The Loan is evidenced by that certain secured promissory note from Purchaser in favor of Parent of even date herewith in the original principal amount of $3,000,000 attached hereto as
Exhibit 1.2(a) (the "Note"). The Note is secured by the grant of a security interest from Purchaser to Parent pursuant to a security agreement of even date herewith attached hereto as Exhibit 1.2(b) ("Security Agreement"). Purchaser shall execute any Uniform Commercial Code financing statements or other documents reasonably required by Parent in order to perfect its security interest in Purchaser's assets granted under the Security Agreement. The parties hereto acknowledge and agree that Parent's security interest under the Security Agreement is expressly subordinated to the lien on Purchaser's assets currently held by Silicon Valley Bank.

         1.3. SPINOFF. Parent and the Company shall consummate the Spinoff on or before the Closing. The closing of the Spinoff shall be an express condition to the closing of the Merger.

         1.4. PARENT INVESTMENT. Simultaneously with the Closing, Parent shall purchase from Purchaser 5,600,000 shares of Purchaser Series B Preferred in consideration for the payment in immediately available funds of (x) $6,000,000, less (y) the outstanding principal balance and all accrued but unpaid interest under the Note. The Note, Security Agreement and any Uniform Commercial Code financing statements and any other documents executed by Purchaser in connection with the Loan shall be marked "cancelled" or terminated upon the closing of the Mestek Investment. Immediately prior to the Closing, Purchaser shall cause to be filed with the Delaware Secretary of State's office a Certificate of Designation, Rights and Preferences setting forth the relative rights and preferences of the Series B Preferred ("Certificate of Designations"). The form of the Certificate of Designations is set forth as
Exhibit 1.4 attached hereto. As additional consideration for the Mestek Investment, Parent shall receive the Merger Options, as described in Section 3.3(a) hereof.

         1.5. MESTEK WARRANT. At Closing, Purchaser shall deliver the Mestek Warrant to Parent in the form attached hereto as Exhibit 1.5. Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of the Mestek Warrant. In addition, Purchaser will cause the Warrant Shares to be listed on the NASDAQ National Market, if not previously listed.


                                   ARTICLE 2.

                                   THE MERGER

         2.1. THE MERGER. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement, the Pennsylvania Act and the Delaware Act, the Company shall be merged into Purchaser, the separate corporate existence of the Company shall cease, and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after the Merger shall be governed by the Delaware Act, and is hereinafter sometimes referred to as the "Surviving Corporation".

         2.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 8 and Article 9, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of each of Pennsylvania and Delaware in such form as required by, and executed in accordance with, the relevant provisions of the Pennsylvania Act and the Delaware Act (the effective time of the last such filing being the "Effective Time"). At the Effective Time, Purchaser shall deliver to the Company Stockholders in the manner provided in this Article 2 the certificates evidencing the Merger Shares issued in the Merger.

         2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Pennsylvania Act and Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company immediately prior to the Effective Time shall become the debts, liabilities and duties of the Surviving Corporation.

2.4.     SUBSEQUENT ACTIONS.

         (a) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurance or any other actions or things are necessary or desirable to (i) vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to (x) execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and (y) to take and do, in the name of and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable, to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         (b) If, at any time after the Effective Time, Parent shall consider or be advised that any assignments, conveyances, assurance or any other actions or things are necessary or advisable to (i) vest, perfect or confirm of record or otherwise in the Company Stockholders their right, title or interest in the Merger Shares, or (ii) otherwise to carry out this Agreement, then the officers and directors of Parent shall be authorized to (x) execute and deliver, in the name and on the behalf of the Surviving Corporation, all such assignments, conveyances and assurances, and (y) to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest to the Merger Shares in the Company Stockholders or otherwise to carry out this Agreement.

         2.5.     CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

                  (a) Unless otherwise determined by Purchaser, Parent and the Company before the Effective Time, at the Effective Time the Certificate of Incorporation of Purchaser, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) The Bylaws of Purchaser, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                  (c) The directors of Purchaser in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of Purchaser and the Company, be the directors of the Surviving Corporation, all of whom shall hold their directorships until the election and qualification of their respective successors or until their tenure is otherwise terminated by law, or in accordance with the Bylaws of the Surviving Corporation. Purchaser shall submit for approval by its stockholders in the joint proxy statement/prospectus included in the Registration Statement a proposal to elect six (6) directors to its Board of Directors, two (2) of whom shall be designees of CareCentric. For a period of eighteen (18) months after the Effective Time, Purchaser shall submit for approval by its stockholders in any subsequent proxy statement of the Surviving Corporation relating to an annual or special meeting of stockholders at which Directors will be elected a proposal to elect six (6) directors to its Board of Directors. Upon consummation of the Merger, the directors of Purchaser shall appoint six designees of the MCS shareholders (each, an "MCS Designee," which term shall include any successor designee, or any replacement designee selected by the remaining MCS Designees), as designated by the MCS stockholders prior to the Effective Time and named in the Registration Statement, to be elected to the Board of Directors of the Surviving Corporation. For a period of eighteen
(18) months after the Effective Time, (a) Purchaser will use its best efforts to cause the MCS Designees to be named as nominees for election to the Board of Directors in each proxy statement of the Surviving Corporation relating to an annual or a special meeting of stockholders at which Directors will be elected, and (b) the MCS Major Stockholders will vote their Merger Shares in favor of all nominees selected in accordance with the provisions hereof and recommended by the Surviving Corporation Board of Directors in any such proxy statement. Notwithstanding the foregoing, the Surviving Corporation may decline to name an MCS Designee as a nominee for any of the following reasons (each a "Disqualification"):

                           (i)      the MCS Designee has been convicted of a
felony;

                           (ii)     the MCS Designee has been named as a target
in an SEC investigation due to alleged misconduct in connection with the MCS Designee's service as a director of any publicly held company (including but not limited to Purchaser);

                           (iii)    the SEC has barred the MCS Designee from
service on the Board;

                           (iv)     the presence of the MCS Designee will cause
the Surviving Corporation's Directors and Officers' insurance carrier to decline to provide coverage at standard rates, unless such coverage may be obtained from the same carrier and the Company agrees to pay for the additional premiums related to such MCS Designee's service on the Board; or

                           (v)      based on a written opinion from legal
counsel, it cannot nominate MCS Designee without breaching its duties to its stockholders.

         Likewise, the Company's stockholders (including the MCS Major Stockholders) may decline to vote for any nominee to the Board of Directors who is subject to a Disqualification for any of the reasons stated above.

         Upon the appointment of the MCS Designees to the Surviving Corporation Board of Directors immediately after the Effective Time, a majority of the MCS Designees during such eighteen (18) month period may remove any MCS Designee from the list of MCS Designees to be voted upon at a subsequent stockholders meeting of the Surviving Corporation, provided, however, that such MCS Designee may not be removed from his office as a director before the end of his term. If any MCS Designee is removed or resigns from the Surviving Corporation Board of Directors during the eighteen (18) month period after the Effective Time, the remaining MCS Designees shall fill such vacancy.

         2.6. STOCKHOLDERS' MEETING. Purchaser and the Company, acting through their respective Boards of Directors, shall:

                  (a)      promptly furnish a copy of the proxy
statement/prospectus included in the Registration Statement to each of their stockholders after the Registration Statement has become effective with the SEC;

                  (b) duly call, give notice of, convene and hold a special joint meeting of their stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of the Purchaser's and Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

                  (c) use their reasonable best efforts, subject to the provisions of Section 4.16 of this Agreement, to obtain the necessary approval of the Merger by their stockholders.

         2.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The business purpose of the Merger is to combine the business operations of Purchaser and Company so as to give the Surviving Corporation the critical mass and resources necessary to compete in an ever-changing marketplace and to deliver software and service solutions that meet customers' requirements.

                                  ARTICLE 3.

                              MERGER CONSIDERATION

         3.1. CONVERSION OF COMPANY CAPITAL STOCK. The manner and basis of converting shares of the capital stock of the Company (the "Company Capital Stock") into shares of common stock of Purchaser, $0.01 par value ("Purchaser Common Stock"), shall be as follows:

                  (a) Except as provided in Section 3.2, each share of Company Capital Stock which shall be outstanding immediately prior to the Effective Time shall at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into only the right to receive a number of shares of Purchaser Common Stock to be computed as set forth on Schedule 3.1(a) (the "Exchange Ratio"). The shares to be issued with respect to previously outstanding Company Capital Stock are hereinafter referred to as "Merger Shares". No Company Capital Stock shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 3.1 after the Effective Time.

                  (b) Each share of Company Capital Stock, if any, held in the treasury of the Company shall automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

         3.2. FRACTIONAL SHARES. No scrip or fractional shares of Purchaser Common Stock shall be issued in the Merger, nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of Purchaser. All fractional shares of Purchaser Common Stock to which a Company Stockholder immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such Company Stockholder shall be entitled, at the Effective Time, to recover cash in lieu of such fractional shares, with the cash amount due to be computed based on the closing sales prices of the Purchaser Common Stock as reported on the NASDAQ National Market on the business day next preceding the day the Merger is consummated.

         3.3.     STOCK OPTIONS AND WARRANTS.

                  (a) All stock options of Purchaser (the "Options") outstanding at the Effective Time, as identified on Schedule 3.3(a), shall remain outstanding following the Effective Time. All warrants of Purchaser ("Warrants") outstanding at the Effective Time, as identified on Schedule 3.3(a) (including the Mestek Warrant and the Merger Options, whether or not included on Schedule 3.3(a)), shall remain outstanding following the Effective Time. As part of the consideration for entering into the Merger, Parent shall receive options to purchase additional shares of Purchaser Common Stock (the "Merger Options") equal to .8518518 multiplied by the aggregate number of shares of Purchaser Common Stock issuable upon exercise of the Options and Warrants (other than the Mestek Warrant) and issuable in connection with the Purchaser Conversion Rights, as set forth in an agreement in the form of Exhibit 3.3(a) attached hereto (the "Merger Option Agreement"). As part of the consideration for entering into the Mestek Investment, Parent shall receive the Mestek Warrant.

                  (b) Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of the Merger Options. In addition, Purchaser will cause such shares to be listed on the NASDAQ National Market, if not previously listed.

                  (c) Approval by the stockholders of Purchaser of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 3.3.

         3.4.     DELIVERY OF MERGER SHARES.

                  (a) At the Closing (as defined herein), each Company Stockholder's certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock ("Certificate" or "Certificates") shall be cancelled, and each Company Stockholder shall be issued the appropriate number of Merger Shares as set forth in Section 3.1(a) hereof.

                  (b) The Merger Shares will be subject to a restriction on transfer such that each Company Stockholder receiving Merger Shares may not, directly or indirectly, without the prior written consent of, or notice of waiver by, Parent (i) from the date hereof through the date that is two years after the effective date of the Merger (the "Lockup Period") offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise dispose, contract to dispose of or cause the disposition of, any Merger Shares, except to Parent or any Person which was a stockholder of Parent on the record date set in connection with the Spinoff, or (ii) during the Lockup Period exercise any registration rights, whether held by the recipient of Merger Shares on the Closing Date or thereafter acquired, with respect to any Merger Shares or any securities convertible into or exchangeable or exercisable for any Merger Shares. The stock certificates representing the Merger Shares will include a legend reflecting the Lockup Period restriction, and a stop transfer order shall be placed with the Purchaser's transfer agent.

                  (c) The Merger Shares shall be registered pursuant to the Registration Statement. The Merger Shares issuable to the MCS Major Stockholders shall also have registration rights in accordance with Section 4.1 of this Agreement.

         3.5. CLOSING. The closing of the Transactions (the "Closing") shall take place on or before January 7, 2000, at the offices of Purchaser's counsel in Atlanta, or another mutually agreed upon location as soon as practicable following compliance or waiver of the terms, conditions and contingencies contained herein or such other date as is mutually agreed upon by the parties hereto (such date to be herein referred to as the "Closing Date"). All computations, adjustments, and transfers for the purposes hereof shall be effective as of the close of business on the Closing Date. Each of the parties will take all lawful actions as may be necessary or appropriate in order to effectuate the Merger as promptly as possible subject to the satisfaction of the closing conditions set forth in Articles 8 and 9.


                                  ARTICLE 4.

                              ADDITIONAL COVENANTS

         4.1.     REGISTRATION RIGHTS.

                  (a) Upon request by one (1) or more of the Rights Holders, Purchaser will use its best efforts to file within 45 days of a request from such Rights Holders a registration statement with the SEC (utilizing Form S-3 or a successor form thereto and Rule 415 to the extent available) to register Registrable Shares as requested by such Rights Holders. Purchaser shall not be required to file more than three such registration statements (excluding any registration statement which is delayed pursuant to clause (e) below and through which the Rights Holders are unable to register eighty percent (80%) or more of the amount of Registrable Shares that they originally requested to register in such registration statement), and no such filing shall be made prior to the date which is six months after the Closing Date.

                  (b) If Purchaser at any time proposes to register an offering of its securities under the Securities Act, either for its own account or for the account of or at the request of one or more Persons holding securities of Purchaser, Purchaser will:

                           (i)      give written notice thereof to each of the
Rights Holders (which shall include a list of the jurisdictions in which Purchaser intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from one or more Persons holding securities of Purchaser to register securities, or from its decision to effect a registration of securities for its own account, whichever first occurs; and

                           (ii)     use its best efforts to include in such
registration and in any underwriting involved therein, all the Registrable Shares specified in a written request by any Rights Holder made within 30 days after receipt of such written notice from Purchaser, except as set forth in
Section 4.1(e) below and subject to the currently existing piggyback rights referenced in Section 4.1(g).

                  (c) Without regard to whether the registration statement relating to the proposed sale of the Registrable Shares is made effective or the proposed sale of such shares is carried out, Purchaser shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, each Rights Holder shall be responsible for the payment of underwriting discounts and commissions, if any, and applicable transfer taxes relating to the Registrable Shares sold by such Rights Holder and for the fees and charges of any attorneys or other advisers retained by such Rights Holder.

                  (d)      If and whenever pursuant to the provisions of this
Section 4.1 Purchaser effects registration of Registrable Shares under the Securities Act of 1933 and state securities laws, Purchaser shall:

                           (i)      Prepare and file with the SEC a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed two years after the filing (but which period shall be extended by the duration of any delay periods under clause (e) below);

                           (ii)     Use its best efforts to register or qualify
the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as any Rights Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the reasonable opinion of such Rights Holder) to enable such Rights Holder to consummate the disposition thereof; provided, however, that in no event shall Purchaser be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

                  (e) Anything in this Section 4.1 to the contrary notwithstanding:

                           (i)      Purchaser shall not be obligated pursuant
to Section 4.1(a) or Section 4.1(b) to effect any registration with respect to any Registrable Shares that have been sold by a Rights Holder pursuant to Rule 144.

                           (ii)     Purchaser may defer the filing ("Filing")
of any registration statement or suspend the use of a prospectus under a currently effective registration statement under Section 4.1(a) at its discretion for "Good Cause." "Good Cause" means either if (1) Purchaser is engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the SEC under the Exchange Act and the Securities Act which would in the opinion of counsel for Purchaser be required to be disclosed in the Filing; or (2) in the opinion of counsel for Purchaser, the Filing would require the inclusion therein of certified financial statements other than those in respect of Purchaser's most recently ended full fiscal year and any preceding full fiscal year, and Purchaser may then, at its option, delay the imposition of its obligations pursuant to Section 4.1(a) hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or (B) 60 days from the date of the registration request.

         In the event Purchaser has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if Purchaser registers shares for resale by another stockholder of Purchaser. In the event Purchaser undertakes an underwritten public offering to issue Purchaser securities for cash during any period in which a requested Filing has been deferred or if the registration of which Purchaser gives notice under Section 4.1(b)(i) is for an underwritten public offering to issue Purchaser securities for cash, Purchaser shall include the Registrable Securities in such underwritten offering subject to (A) the right of the managing underwriters to object to including such shares, (B) Section 4.1(g), and (C) the condition that the Rights Holders selling

Registrable Shares in such underwritten offering shall cooperate in the registration process in all material respects, including execution by such Rights Holders of the underwriting agreement agreed to by Purchaser and the underwriters.

         If the managing underwriter elects to limit the number or amount of securities to be included in any registration referenced in the preceding paragraph or in Section 4(b)(ii), all Persons holding securities of the Purchaser (including the Rights Holders) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall participate in the underwritten public offering pro rata based upon the ratio of the total number or amount of securities to be offered in the offering by the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by each Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence. Notwithstanding the foregoing, the holders of registration rights under the Registration Rights Agreements (as defined in Section 4.1(g)) shall have priority in accordance with the terms of such agreements, if applicable, but only to the extent that such rights have not been waived or amended.

                           (iii)    Purchaser may amend any registration
statement to withdraw registration of a Rights Holder's Registrable Shares if that Rights Holder shall fail or refuse to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by Purchaser, the underwriters (if any), their respective counsel and Purchaser's auditors.

                  (f)      (i)      Notwithstanding anything contained to the
contrary in, and in addition to the indemnification provisions of Section 7.1 hereof, with respect to any registration statement relating to any Registrable Shares sold by any Rights Holder, such Rights Holder will indemnify Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, in writing, in form and substance acceptable to counsel for Purchaser, against any and all expenses, claims, damages or liabilities to which Purchaser may become subject under the Securities Act, Exchange Act, any applicable state securities laws, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing made pursuant to the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to Purchaser by such Rights Holder expressly for use in the preparation thereof.

                           (ii)     With respect to any registration statement
relating to any Registrable Shares held by any Rights Holder, Purchaser will indemnify such Rights Holder, each underwriter of the Registrable Shares, and each person, if any, who controls such Rights Holder or any such underwriter within the meaning of the Securities Act, against all expenses, claims, damages or liabilities to which such Rights Holder, any such underwriter, or any such controlling person may become subject, under the Securities Act, the Exchange Act, any applicable state securities law, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing under the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that (x) Purchaser shall not be liable to any Rights Holder or to any controlling person of such Rights Holder in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Purchaser by such Rights Holder expressly for use in the preparation thereof; and (y) Purchaser shall not be liable to any underwriter or any controlling person of such underwriter in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Purchaser by such underwriter expressly for use in the preparation thereof.

                  (g) The parties hereto acknowledge that the rights to registration contained herein shall (i) be subject to the prior rights of holders under those certain Registration Rights Agreements ("Registration Rights Agreements") dated October 6, 1996 by and among InfoMed Holdings, Inc. (as predecessor in interest to the Purchaser) and certain shareholders of Purchaser named therein, copies of which have been provided to Parent, the Right Holders and the Company, but only to the extent that such rights have not been waived or amended, and (ii) be equal in priority to the rights of certain parties as described in Section 4.1(g) of that certain Agreement and Plan of Merger dated as of July 12, 1999 by and among Purchaser, Simione Acquisition Corporation and CareCentric.

                  (h) Purchaser shall as promptly as practicable prepare and file with the SEC such amendments and supplements to any registration statement and prospectus used pursuant to or in connection with this Section
4.1 as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or for such shorter period as may be required herein.

                  (i) Purchaser shall furnish to each selling Rights Holder such number of conformed copies of its registration statement and of each such amendment and supplement thereto (in each case including all exhibits, such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other related documents) as such Rights Holder may reasonably request in order to facilitate the disposition of the Registrable Shares to be registered.

                  (j) Purchaser will not grant any right of registration under the Securities Act relating to any of its equity securities to any person or entity other than pursuant to this

Agreement unless the Rights Holders shall be entitled to have included in such registration all Registrable Shares requested by the Rights Holders to be so included prior to the inclusion of any securities requested to be registered by the persons or entities entitled to any such other registration rights, other than securities subject to the Registration Rights Agreements, which shall have priority (but only to the extent that such prior rights have not been waived or amended).

                  (k) For so long as the Rights Holders collectively own securities representing 20% or more of the voting power of Purchaser on a fully diluted basis, and except as expressly set forth in Section 4(g) hereof, no other Person shall be entitled to "piggyback" or participate in any of the demand registrations that any Rights Holder initiates pursuant to Section 4.1(a) without such Rights Holder's prior written consent.

                  (l) For purposes of this Section 4.1, "Rights Holder" shall mean any MCS Major Stockholder or Parent, and "Rights Holders" shall mean the MCS Major Stockholders and Parent.

         4.2. STOCKHOLDERS' MEETING. Purchaser, acting through its Board of Directors, shall duly call, give notice of, convene and hold a meeting of its stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of Purchaser's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters, and shall use its reasonable best efforts to obtain the necessary approval of the Merger by its stockholders.

         4.3. BEST EFFORTS TO LIST SHARES AND MAINTAIN S-3 AND NASDAQ NMS STATUS. Purchaser shall use all of its efforts to ensure that, prior to the Effective Time, the Registrable Shares will be approved for trading on the NASDAQ National Market System subject to official notice of issuance. After the Closing, Purchaser shall use its best efforts to ensure that it shall remain eligible to (i) register the Registrable Shares on Form S-3 under the Securities Act or any successor form thereof, and (ii) maintain approval for trading of the Registrable Shares on the NASDAQ National Market System.

         4.4. PROFITWORKS AGREEMENT. Prior to the Effective Time, Parent and the Company shall consummate a transaction pursuant to which Parent shall acquire from the Company all of the assets, and assume all of the liabilities, of the Company's ProfitWorks applications software and related product line ("ProfitWorks Business"). Such acquisition by Parent shall expressly provide that the Company shall have no further obligation to provide service, pay monies or otherwise have any future obligations (other than obligations in respect of the Company's warranties to Parent regarding title to its assets transferred to Parent) with respect to the ProfitWorks Business.

         4.5. PARENT PLAN AND COMPANY PLAN. Parent agrees that it will cause the account balance, if any, of each Company Employee (as defined in Section 5.18) under the Mestek, Inc. Savings & Retirement Plan (the "Parent Plan") to be fully vested as of the Spinoff Date. Subject to and in accordance with Code Section 401(k) and other applicable law, Company Employees shall be eligible to receive a distribution of their vested account balances under the Parent Plan within a reasonable time period following the Spinoff Date, and Purchaser and Parent agree to cooperate with respect to the timing of such distribution, including distribution of plan loan offset amounts. Purchaser agrees that it will timely loan funds to Company Employees who have participant loans outstanding under the Parent Plan as of the Spinoff Date, who become participants in The Simione Central Holdings, Inc. 401(k) Retirement Plan (the "Purchaser Plan"), and who elect direct rollovers of their entire remaining account balances under the Parent Plan (net of outstanding loan balances) to the Purchaser Plan, to permit such Company Employees to roll over their outstanding participant loan balances in full to the Purchaser Plan within 60 days of the date the plan loan offset amount is distributed from the Parent Plan. As of the Spinoff Date, the Company shall cease to be an adopting employer under the Parent Plan and under any other Employee Benefit Plan sponsored by Parent. Parent and the Company agree to take all actions necessary to terminate the participation of the Company in the Parent Plan as of the Spinoff Date. On or prior to the Closing Date, the Company shall terminate the Employees' Retirement Plan of MCS, Inc., with the manner of such termination to be conducted in accordance with applicable law.

         4.6. COMPANY FINANCIAL STATEMENTS. Parent has delivered to Purchaser audited Company financial statements for the Company's fiscal years ended December 31, 1997 and December 31, 1998 and an unaudited balance sheet for the Company as of June 30, 1999 and the Company's related statement of income, stockholder's equity and cash flow for the period from January 1, 1999 through June 30, 1999. By no later than November 15, 1999, Parent or the Company will deliver to Purchaser an unaudited balance sheet for the Company as of September 30, 1999 and the Company's related statements of income, stockholder's equity and cash flows for the period from January 1, 1999 through September 30, 1999.

         4.7. CONDUCT OF BUSINESS BY PURCHASER AND THE COMPANY PENDING MERGER. Except as set forth on Schedule 4.7, and except in connection with the Spinoff, each of Purchaser and the Company covenants and agrees that, unless the other party shall otherwise consent in writing or except as otherwise set forth herein, between the date hereof and the Closing, the businesses of the Company and Purchaser shall be conducted only in, and the Company and Purchaser shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and Purchaser will use respective best efforts to preserve intact respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve respective present relationships with customers, suppliers and other persons with which they have significant business relations; provided, however, that nothing herein shall obligate Purchaser or the Company to pay any additional compensation to any such persons. Each of the Company and Purchaser covenants that, between the date hereof and the Closing, it will not, directly or indirectly, do any of the following without the prior written consent of the other party:

                  (a) except in connection with the Spinoff, (i) issue, sell (other than upon exercise of outstanding Options or Warrants, whose terms shall not be changed) pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock; (ii) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding share of its capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock;

(iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.7(a);

                  (b)      (i)      acquire (by merger, consolidation, or
acquisition of stock or assets) directly or indirectly, any Person or any business owned by such Person; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) enter into any material contract or agreement, except in the ordinary course of business; (iv) authorize any capital expenditure in excess of $50,000 or outside the ordinary course of business; or
(v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.7(b);

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies in effect on the date hereof and fully disclosed to the other parties hereto prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any employee benefit plan or otherwise to any of its employees, independent contractors or consultants, enter into any employee benefit plan, any employment or consulting agreement, grant or establish any new awards under any such existing employee benefit plan or agreement, or adopt or otherwise amend any of the foregoing, except as otherwise required by applicable law;

                  (e) except in the ordinary course of business or as permitted herein, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or receivables except in the ordinary course of business;

                  (f) directly or indirectly loan or advance monies to any Person under any circumstance whatsoever except for credit transactions with customers on terms consistent with past practices; or

                  (g) fail to pay, perform or discharge as they become due any of its liabilities or obligations, the failure of which to pay, perform or discharge would have a Material Adverse Effect; or

                  (h) do any act or omit to do any act which might reasonably be expected to cause a breach of any contract, commitment or obligation.

         4.8. EXPENSES. All of the expenses previously incurred by Purchaser in connection with the authorization, preparation, execution and performance of the Original Agreement and other agreements referred to therein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel, financial printers and accountants for Purchaser, shall be paid by Purchaser. All of the expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement, the Note, the Security Agreement, the Certificate of Designations, the Mestek Warrant, or otherwise incurred by Purchaser as a result of the Spinoff including, without limitation, expenses relating to revising the proxy statement relating to the Merger previously filed with the SEC and converting such filing into the Registration Statement, and all fees and expenses of agents, representatives, financial printers, brokers, counsel and accountants for Purchaser in connection therewith, shall be paid by Parent regardless of whether or not the Merger is consummated. All reasonable expenses incurred by the Company and/or Parent in connection with the authorization, preparation, execution and performance of this Agreement on behalf of the Company and/or Parent and the other agreements referred to herein, including without limitation, all reasonable fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by Parent or the Company if the Merger is not consummated, and shall be paid by Parent if the Merger is consummated; provided, however, that Parent shall not be required to pay costs incurred by Company personnel in connection with the Transactions; and provided, further, that Purchaser shall be responsible for one-half (1/2) of all expenses incurred by the Company (including, without limitation, the expenses of the Company's accountants, Grant Thornton, LLP) in connection with the preparation of financial statements required for filing in the Registration Statement and any valuation reports not yet produced that Purchaser and Parent reasonably determine are necessary in connection with the Transactions.

         4.9.     TAX MATTERS.

                  (a) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date ("Pre-Closing Tax Periods"). Parent shall permit Purchaser to review and comment on each such Tax Return described in the preceding sentence prior to filing. Parent shall reimburse Purchaser for Taxes of the Company with respect to such Pre-Closing Tax Periods within fifteen (15) days after payment by Purchaser of such Taxes to the extent such Taxes exceed in the aggregate the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. Purchaser will remit to Parent within fifteen (15) days of receipt any refunds it may receive from any Tax Authority with respect to Pre-Closing Tax Periods.

                  (b) The parties anticipate that the Merger will terminate all Tax periods for the Company. With respect, however, to any Tax periods of the Company which are determined to begin before the Closing Date and end after the Closing Date, Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company. Parent will remit to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes exceed in the aggregate the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. Purchaser shall reimburse Parent for any refund of Taxes of the Company with respect to such periods within fifteen (15) days after receipt by Purchaser of such refund. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. This Section 4.9(b) shall not apply to the federal income taxes associated with the Parent Affiliated Group.

                  (c)      With respect to the Parent Affiliated Group:

                           (i)      Parent and the Company have allocated, and
will continue to allocate through the Closing Date, Federal income taxes in accordance with consolidated return regulations. Such Federal income tax allocations shall be set forth on the Closing Balance Sheet. Any tax sharing agreement between Parent and the Company shall be terminated as of the Closing Date and will have no further effect for any taxable period. Parent will not elect to retain any net operating loss carryovers or capital loss carryovers of the Company under Treasury Reg. ss. 1.1502-20(g).

                           (ii)     Parent will include the income of the
Company (including any deferred income triggered into income by Treasury Reg. ss. 1.1502-13 and Treasury Reg. ss. 1.1502-14 and any excess loss accounts taken into income under Treasury Reg. ss. 1.1502-19) on the Parent's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Purchaser will furnish Tax information within ninety (90) days after the Closing Date concerning the Company to Parent for inclusion in Parent's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. Parent will allow the Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company. Parent will take no position on such Tax Returns that relate to the Company that would adversely affect the tax liability of Purchaser after the Closing Date. The income of the Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.

                           (iii)    Parent will allow Purchaser and its counsel
to participate in any audits of Parent consolidated federal income Tax Returns to the extent that such returns relate to the Company. Parent will not settle any such audit in a manner which could adversely affect the tax liability of Purchaser after the Closing Date without the prior written consent of Purchaser, not to be unreasonably withheld. Parent will not file an amended consolidated federal income Tax Return with respect to any income Tax matters of the Company that could adversely affect the tax liability of Purchaser without the prior written consent of Purchaser, not to be unreasonably withheld.

                           (iv)     Purchaser and Parent shall cooperate fully,
as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Parent agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser or Parent, as the case may be, shall allow the other party to take possession of such books and records.

                           (v)      For federal income Tax purposes, the
parties intend that the Merger shall be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. None of the parties hereto shall take a position on any Tax Return which is inconsistent with such Tax treatment.

         4.10.    NOTIFICATION OF CERTAIN MATTERS.

                  (a) Purchaser shall give prompt notice to Parent and the Company of the following:

                           (i)      the occurrence or nonoccurrence of any
event whose occurrence or nonoccurrence would be likely to cause either (A) any representation, warranty or agreement of Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect; or

                           (ii)     any material failure of Purchaser, any
officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (b) Parent and the Company shall give prompt notice to Purchaser of the following:

                           (i)      the occurrence or nonoccurrence of any
event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Parent or the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any change in or effect on the business of the Company that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of the Company, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, or the ability of Parent or the Company to perform its respective obligations hereunder; or

                           (ii)     Any material failure of Parent or the
Company, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release Parent, the Company or Purchaser from its covenants, representations or warranties under this Agreement.

         4.11.    PUBLIC ANNOUNCEMENTS.

                  (a) Except for and to the extent of any public announcement or disclosures relating to the Transactions previously made by any of the parties hereto, as may be required by law or stock exchange requirements, or as provided in this Section, each of the Company, Purchaser and Parent agree that until the consummation of the Transactions, each of such parties will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

                  (b) The Company and Parent shall obtain the prior oral or written consent of Purchaser, and Purchaser shall obtain the prior oral or written consent of the Company and Parent, before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except as may be, in the good faith belief of the party issuing such press release, required by law or stock exchange requirements. The parties acknowledge and agree that Purchaser and Parent expect to issue press releases with respect to the Transactions immediately after execution of this Agreement, as well as after the Closing.

         4.12. TAX FREE REORGANIZATION. After the Closing, Parent and Purchaser shall use their best efforts to protect the parties' intended tax treatment of the Merger as a tax free reorganization, as provided in Section
2.7 hereof. Purchaser will continue after the Closing the historical business operation of the Company pursuant to Regulation 1.368-1(d) of the Code.

         4.13. ACCESS AND INSPECTION. On reasonable notice, each party hereto shall provide the other party (or parties) full access during normal business hours from and after the date hereof until the Closing to all of the books and records of such party as they relate to the business and affairs of Purchaser or the Company (or, as to Parent only, the business and affairs of the Company) as may be requested, in each case for the purpose of making such continuing investigation of such party and its respective predecessors as it may desire. Each party shall cause appropriate personnel to assist the other party (or parties) in such continuing investigation and shall cause personnel, counsel, accountants and other non-employee representatives to be reasonably available to such party (or parties) in connection with its continuing investigation.

         4.14. ONGOING BUSINESS. Prior to Closing, neither Purchaser nor the Company will engage in any activities outside the ordinary course of business, except as contemplated herein.

         4.15. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, Purchaser, Parent and the Company will (a) cooperate with one another (i) in promptly determining whether in connection with this Agreement any filings, including qualifications to conduct business as a foreign corporation, are required to be made with, or consents, approvals, permits or authorizations are required to be obtained from, any Governmental Authority under any federal, state or foreign law or regulation or from any other third party under any Material Contract (as defined herein) and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and
(b) provide one another with copies of all filings made by such party with any Governmental Authority in connection with this Agreement. In the event that the parties determine that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") is required to consummate the Transactions, Purchaser and Parent shall each bear one-half (1/2) of the cost of the filing fee.

         4.16.    NO SOLICITATION.

                  (a) In consideration of the expenses to be incurred by each of the parties hereto in negotiating toward this Agreement and in conducting its due diligence investigation, each of the parties hereto shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock (including without limitation by way of a tender offer), acquisition of shares of capital stock or assets, or similar transaction involving it or any of its subsidiaries, other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or agree to or recommend any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 4.16(a) shall prevent any of the parties hereto or its respective Board of Directors, from (A) furnishing non-public information, or entering into discussions or negotiations, with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Acquisition Proposal, would, if consummated, result in a transaction more favorable to such party over the long term than the transaction contemplated by this Agreement, and such Board of Directors determines in good faith after receipt of an opinion from outside legal counsel to the effect that such action is likely necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and
(2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreement; or (B) complying with rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                  (b) Notwithstanding the foregoing, nothing in this Agreement shall prohibit Parent from soliciting, negotiating, agreeing to or consummating any Acquisition Proposals involving subsidiaries or divisions of Parent other than the Company.

                  (c) If either Purchaser or the Company enters into a definitive agreement pursuant to an Acquisition Proposal, such party shall be deemed to have terminated this Agreement and shall pay the non-terminating party a termination fee within three business days of its entering into such a definitive agreement. The termination fee shall be the sum of (i) the non-terminating party's out-of-pocket costs incurred in connection with the Transactions through the date of termination, not to exceed $500,000 in the aggregate, and (ii) $1,200,000. The payment of a termination fee pursuant to this subsection, which is agreed to be a fair estimate of the expenses and damages which would be suffered by the non-terminating party in such event, shall be the sole and exclusive remedy of the non-terminating party against the terminating party and its respective directors, officers, employees, attorneys, agents, advisors or other representatives (including its stockholders), with respect to the occurrences giving rise to such payment. Should any court of competent jurisdiction determine that, consistent with applicable law, the termination fee set forth above is unenforceable or otherwise contrary to public policy, the parties hereto agree to any reformation of this Agreement by a court that would result in such termination fee being upheld and given effect.

                  (d) Parent and the Company hereby consent to Purchaser's negotiation, but not consummation, of potential acquisitions that Purchaser has disclosed in writing to Parent at or prior to the date hereof.

         4.17.    REGISTRATION.

                  (a) The Company shall furnish to Purchaser such information, (including information about the Company and its affiliates), as may be necessary to enable Purchaser to prepare and file with the SEC a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, in respect of the Purchaser Common Stock to be issued by reason of the Merger, the Mestek Warrant, and the Purchaser Common Stock reserved for issuance under the Mestek Warrant (such registration statement, including the proxy statement/prospectus included therein which is to be furnished to the holders of the Company Capital Stock and/or to the holders of Purchaser Common Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Company covenants that the Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Company's stockholders, or at the time of the meeting of the Company's stockholders held to approve the Merger Agreement, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Company with respect to the Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Company shall promptly notify Purchaser and shall assist Purchaser in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 4.17(d) below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Company covenants that the Registration Statement insofar as it relates to information concerning the Company, or any of its businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Company that is supplied by the Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Company shall have no liability or obligation for any information other than the Company Information.

                  (b) The Company shall instruct its accountants, Grant Thornton, LLP, to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Purchaser letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Purchaser, each containing such matters as are customarily contained in auditors' letters regarding information about the Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Purchaser.

                  (c) Purchaser shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Purchaser Common Stock in the Merger, the Mestek Warrant, and the Purchaser Common Stock reserved for issuance under the Mestek Warrant; except that such covenant of Purchaser is made, as to those portions of the Registration Statement containing or required to contain Company Information, assuming and relying solely on timely and full compliance with Sections 4.17(a) and 4.17(b). Purchaser will, in a timely manner, provide the Company with copies of any written communications to or from the SEC and notify the Company of any material oral communications to or from the SEC with respect to the Registration Statement or the transactions contemplated thereby.

                  (d) Purchaser covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Company's stockholders, or at the time of the meeting of the Company's stockholders held to approve the Merger, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading; except that Purchaser makes no covenant as to those portions of the Registration Statement containing or required to contain Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Purchaser that is required to be set forth in an amendment or supplement to the Registration Statement, Purchaser shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

                  (e) The Registration Statement and all other documents required to be filed by Purchaser with the SEC in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Purchaser shall have no liability or obligation for any failure to comply with such requirements arising out of the Company Information.

                  (f) Purchaser shall use all reasonable efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any Affiliates of the Company to offer or sell the Purchaser Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

                  (g) Each party will provide to the other parties, or their counsel, drafts of the information related to or customarily provided by such party to be included in the Registration Statement on Form S-4 and will generally cooperate with each other in the preparation thereof.

         4.18. AFFILIATES. The Company shall use its reasonable best efforts to cause each person that is an Affiliate of the Company on the date immediately preceding the date of the filing of the Registration Statement to deliver to Purchaser on such date a written agreement substantially in the form attached hereto as Exhibit 4.18 ("Rule 145 Letter"), and, in the event that any other person becomes an affiliate of the Company thereafter, to cause such person to provide a Rule 145 Letter to Purchaser at the Closing.

         4.19. DISSENTERS RIGHTS. In the event that, in obtaining Company Stockholder Approval, holders of five percent (5%) or more of the aggregate number of shares of issued and outstanding Company Capital Stock shall have exercised (and not withdrawn) dissenters rights under the Pennsylvania Act, the parties shall negotiate in good faith to amend this Agreement to provide for the payment of cash amounts to Company Stockholders who perfect (and do not withdraw) their dissenters rights under the Pennsylvania Act, and the payment of related legal expenses and court costs, in a manner mutually satisfactory to Purchaser and Parent.

                                  ARTICLE 5.

                       REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND PARENT

         In order to induce Purchaser to enter into this Agreement and consummate the Transactions, each of the Company and Parent represents and warrants to Purchaser as follows, each of which warranties and representations is material to and relied upon by Purchaser:

         5.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The states in which the Company is qualified to do business are set forth on Schedule 5.1. The Company has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which the Company (either alone or through or together with any other Affiliate of the Company) owns, directly or indirectly, more than 20% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which the Company is or will be a party and to consummate the Transactions. The Board of Directors of the Company at a meeting duly called and held has determined that the Merger is advisable and in the best interest of the Company and has approved it, and has recommended it to the Company's stockholders. The directors of the Company have also duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which the Company is or will be a party and the consummation of the Transactions, and, other than the requisite stockholder vote, no other corporate proceeding on the part of the Company is necessary to approve the Transactions. Assuming that this Agreement and each of the Closing Documents to which Purchaser is a party constitutes a valid and binding agreement of Purchaser, this Agreement and each of the Closing Documents to which the Company or Parent is or will be a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Company or Parent, as the case may be, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of the Company are set forth on Schedule 5.2 attached hereto. Copies of the Articles of Incorporation, the Bylaws and all minutes of the Company are contained in the minute books of the Company. True, correct and complete copies of the minute books of the Company have been delivered to Purchaser.

         5.3. OWNERSHIP OF ASSETS. The Company has title to all of its properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options rights of tenants or other encumbrances, except as disclosed or reserved against in Schedule 5.3 or reserved against in the Company Financial Statements (as defined in Section 5.8(a) (to the extent and in the amounts so disclosed or reserved against)) and except for liens arising from current Taxes not yet due and payable and other liens not having a Material Adverse Effect. All buildings, machinery and equipment owned or leased by the Company are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. The Company has not received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased. All of the accounts receivable of the Company as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

         5.4. NO CONFLICT; REQUIRED CONSENTS. Schedule 5.4 lists all third party consents or approvals required with respect to the Company for consummation of the Transactions, which consents the Company agrees to use its best reasonable efforts to obtain. Assuming all such consents, approvals, authorizations and other actions have been obtained or taken and assuming the appropriate filings are made by Purchaser, Parent and the Company to effectuate the Merger under the Pennsylvania Act and the Delaware Act, and under the Securities Act and the Exchange Act, the execution and delivery by the Company of this Agreement and the Closing Documents and the consummation by the Company of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) violate the terms of any instrument, document or agreement to which the Company is a party, or by which the Company or the property of the Company is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of the Company except for such violations, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect; (c) violate the Company's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Authority applicable to the Company, or the business or assets of the Company, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the Closing on substantially the same basis as theretofore operated.

         5.5. CAPITALIZATION. The authorized and outstanding capital stock of the Company is set forth on Schedule 5.5, which shall be updated at or prior to Closing to reflect the Spinoff, and no shares of the Company's Capital Stock are held in the treasury of the Company. All outstanding Company Capital Stock has been duly authorized, and is validly issued, fully paid and nonassessable. No party has any preemptive (whether statutory or contractual) rights in any capital stock of the Company. The Company has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of the Company were offered and sold in compliance with applicable Federal and state securities laws. Each and every dividend of the Company, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and the Company has no further obligation with respect to such payment.

         5.6.     COMPLIANCE WITH LAWS; FILINGS WITH THE SEC.

                  (a) The Company is in compliance with, and the Company operated any businesses previously owned by it in compliance with all applicable laws, orders, rules and regulations of all Governmental Authorities, including applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received notice of any noncompliance with the foregoing.

                  (b) Neither the Company nor any other Persons providing services for the Company have, to the knowledge of the Company or Parent, engaged in any activities which would be a basis for exclusion from any otherwise available Medicare, Medicaid or other federally funded programs under
Section 1320a - 7a of Title 42 of the United States Code, or prohibited under any applicable portions of Section 1320a - 7b of such Title 42, or regulations promulgated thereunder, or related state or local statutes or regulations, including any "fraud and abuse" provisions, except where such noncompliance has and will have, individually and in the aggregate, no Material Adverse Effect.

                  (c) Without limiting the foregoing, the Company and any other person or entity for whose conduct the Company is legally held responsible are in compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"), except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company, nor any other person or entity for whose conduct the Company is legally responsible has received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceedings alleging such violation or investigation by any Governmental Authority or any third party of any such violation.

                  (d) Parent has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act since January 1, 1996 (collectively, the "Public Reports"), and has done so in a timely manner. Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, to the Parent's knowledge, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.7. LICENSES AND PERMITS. The Company holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of its assets and the operation of its business, except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization has and will have, individually or in the aggregate, no Material Adverse Effect. The Company has not received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, which violations, individually or in the aggregate, would have a Material Adverse Effect. No proceeding is pending or, to the knowledge of the Company, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor, the revocation or limitation of which, individually or in the aggregate, would have a Material Adverse Effect.

         5.8.     LIABILITIES AND OBLIGATIONS OF THE COMPANY.

                  (a) Attached hereto as Schedule 5.8 are true, correct and complete copies of the Company's unaudited balance sheets as of December 31, 1997 and December 31, 1998, and unaudited balance sheet as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the years and six months then ended, together, except in the case of the financial statements dated June 30, 1999, with the reports of Grant Thornton thereon (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Company as of the respective dates thereof, and disclose all liabilities of the Company, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

                  (b) The Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of its Tax Returns by any Tax Authority, except for (i) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the liabilities and obligations of the Company that are disclosed or reserved against in the Company Financial Statements or Schedule 5.8 hereto, to the extent and in the amounts so disclosed or reserved against, and (iii) liabilities incurred or accrued in the ordinary course of business since June 30, 1999 and liabilities incurred in connection with the Transactions.

                  (c) Except as disclosed in the Company Financial Statements or Schedule 5.8, the Company is not in default with respect to any liabilities or obligations, except for defaults that, individually or in the aggregate, would not have a Material Adverse Effect and all such liabilities or obligations shown or reflected in the Company Financial Statements or Schedule
5.8 and such liabilities incurred or accrued subsequent to June 30, 1999 were incurred in the ordinary course of business except as indicated in Schedule 5.8, except for liabilities and obligations that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.9.     TAXES.

                  Except as to any noncompliance with any of the following provisions that would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Except as set forth in Schedule 5.9, the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no liens or other security interests on any of the assets of any of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens, if any, for Taxes not yet due and payable.

                  (b) The Company has timely paid, withheld and/or remitted to the appropriate Tax Authority all Taxes required to be paid, withheld and/or remitted on or before the Closing Date. The reserves for Taxes to be reflected on the Closing Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) will be adequate to cover all Tax liabilities, contingent or otherwise, as of the Closing Date.

                  (c) No employee of the Company or any of its subsidiaries responsible for Tax matters has received notice that any Tax Authority proposes to assess any additional Taxes against the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any Tax Authority in writing, or (ii) as to which any employee of the Company or the Parent responsible for Tax matters has knowledge based upon personal contact with any agent of such Tax Authority.

                  (d) Except as set forth in Schedule 5.9, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments which have not yet been reported on any Tax Return, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

                  (f) The Company is not a party to any Tax allocation or sharing agreement other than concerning federal income taxes for an Affiliated Group the common parent of which is Parent (such group, the "Parent Affiliated Group"). The Company has not been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary Tax Return other than a consolidated federal income Tax Return for the Parent Affiliated Group. The Company has no contractual obligation to indemnify any other person with respect to the payment of any Taxes of the other person which could have a Material Adverse Effect. With respect to the Parent Affiliated Group:

                           (i)      The Parent Affiliated Group has filed all
federal income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group. All such Tax Returns were correct and complete in all material respects in so far as they relate to the Company. All income Taxes owed by such Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company was a member of the group; provided however, that Taxes for the taxable year which includes the Closing Date shall be paid when due.

                           (ii)     No employee of any of Parent and any of its
subsidiaries responsible for Tax matters expects any authority to assess any additional income Taxes against the Parent Affiliated Group for any taxable period during which the Company was a member of the group. There is no dispute or claim concerning any income Tax liability of the Parent Affiliated Group for any taxable period during which the Company was a member of the group either
(A) claimed or raised by any authority in writing or (B) as to which any employees of any of Parent and its subsidiaries responsible for Tax matters has knowledge based upon personal contact with any agent of such authority. Except as set forth on Schedule 5.9, the Parent Affiliated Group has not waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

         5.10.    CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. Schedule
5.10 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties) (whether oral or written) to which the Company is a party that involve a receipt or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case relates to a contract, agreement, commitment or instrument that requires (or is reasonably expected to require) payments or provides (or is reasonably expected to provide) for receipts in excess of $25,000 from the Closing Date until the first (1st) anniversary thereof.

         The contracts, agreements, commitments and other instruments listed or required to be listed on Schedule 5.10 or listed on a Schedule referred to in
Section 5.12 hereof are herein referred to as the "Material Contracts". All of the Material Contracts are in full force and effect.

         None of the Company, and, to the knowledge of the Company and Parent, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, the breach of or default under which would, individually or in the aggregate, have a Material Adverse Effect; and there are no existing facts or circumstances known to the Company or Parent that would prevent the work in process of the Company or its contracts and agreements from maturing upon performance by the Company into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on Schedule 5.10 or as reserved against in the Company Financial Statements, there are no contracts or commitments that require the performance of services or provision of goods by the Company at a direct cost for each such contract or commitment known by the Company to be in excess of the revenue to be derived pursuant to the terms of such contract or commitment, which, individually, or in the aggregate, would have a Material Adverse Effect. Except for terms specifically described in Schedule 5.10, the Company has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by the Company consistent with amounts historically charged for such services.

         5.11. CUSTOMER CONTRACTS. With respect to each contract, agreement, commitment or other instrument in effect to which the Company is a party with any customer of the Company (each, a "Customer Contract") all performance warranties with respect to computer software represented in writing as owned by or proprietary to the Company ("Owned Software") made by the Company in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, and Year 2000 compliance have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract, except for failures to satisfy which, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12.    INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

                  (a) Schedule 5.12(A) hereto sets forth (i) a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patents and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the patents and registered copyrights and a description of the same) applicable to or used in the business of the Company; (ii) the owner of such intellectual property and any registration thereof or application thereof; and (iii) a complete list of all licenses granted by or to the Company with respect to any of the above (identified by title, date and parties) (not inclusive of Customer Contracts). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Company free and clear of all liens, claims, security interests and encumbrances, except for such liens, claims, security interests and encumbrances as would, individually or in the aggregate, not have a Material Adverse Effect. Except as set forth on Schedule 5.12(A), the Company is not currently in receipt of any notice of any violation of, and, to the Company's and Parent's knowledge, the Company is not violating the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset, except such violations as, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Schedule 5.12(B) contains a complete and accurate list of all Owned Software. Except as set forth on Schedule 5.12(B), the Company has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on Schedule 5.12(B) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code to the Owned Software has not been published or disclosed to any other parties, except as set forth in the Customer Contracts or as set forth on Schedule 5.12(B), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Company and Parent, no such other party has breached any such obligation of confidentiality.

                  (c) Schedule 5.12(C) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Company is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). The Company has the right and license to use, sublicense, modify and copy Licensed Software to the extent set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Company, free of any other limitations or encumbrances, and the Company is in compliance with all applicable provisions of such agreements, except for failures to comply which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.12(C), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Company has disclosed Licensed Software has, to the knowledge of the Company and Parent, breached such obligation of confidentiality, except for such publications and disclosures that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (d) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Company (collectively, the "Company Software"). The Transactions will not cause a breach or default under any licenses, leases or similar agreements relating to the Company Software or impair Purchaser's ability to use the Company Software in the same manner as such computer software is currently used by the Company. To the knowledge of the Company and Parent, (i) the Company is not infringing any intellectual property rights of any other person or entity with respect to the Company Software, and (ii) no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software, except for infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.13. LABOR MATTERS. Except as set forth on Schedule 5.13, within the last three (3) years the Company has not been the subject of any known union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Company or Parent, threatened to be called against the Company. The Company has not violated any applicable federal or state law or regulation relating to labor or labor practices, except where such violation has and will have, individually or in the aggregate, no Material Adverse Effect. Schedule 5.13 sets forth a true, correct and complete list of employer loans or advances from the Company to their respective employees. The Company is in compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws"), except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect.

         5.14.    WORK-IN-PROCESS, ORDERS AND RETURNS.

                  (a) Except as set forth on Schedule 5.14(A), as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to the Company's and the Parent's knowledge, there are no claims nor does the Company reasonably expect to make or receive any claims to terminate Customer Agreements, or material licenses, services, or other orders, or for refunds relating to Customer Agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with the Company's capabilities or performance (including those related to Company Software), or defective or unsatisfactory services or products, except as would not result in, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.14(B), neither the Company nor Parent has been notified that the consummation of the Transactions will result in any cancellations or withdrawals of accepted and unfilled orders for services or Company Software, or maintenance or other services and the Company will inform Purchaser promptly upon receipt of any notification to that effect received after the date hereof, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company and Parent, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Company Software, services or merchandise, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.15. ABSENCE OF CERTAIN CHANGES. Except as reflected on Schedule 5.15, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since June 30, 1999, the Company has not and at the Closing Date will not have:

                  (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured), except for losses that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices;

                  (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except for liens for Taxes not yet due and payable and liens and encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice, and except for those that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

                  (f) To the Company's and Parent's knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

                  (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

                  (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, or circumstance which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets;

                  (i) Made any capital expenditures or commitments, any one of which is more than $50,000, for additions to property, plant, or equipment;

                  (j) Made any material change in any method of accounting or accounting practice;

                  (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of the Company's officers or directors, or any business or entity in which any officer or director of the Company, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

                  (l)      Agreed to take any action described in this Section
5.15.

         5.16. LEASES. Schedule 5.16 contains a list of all leases pursuant to which the Company leases real or personal property, and copies of all such leases have been delivered to Purchaser. All such leases are in full force and effect, and except as set forth on Schedule 5.16, no event has occurred which is a default or which with the passage of time will constitute a default by the Company thereunder, nor has any such event occurred to the knowledge of the Company or Parent which is a default by any other party to such lease. All property leased by the Company or Parent as lessee is in the possession of the Company. Except as indicated in Schedule 5.16, no consent of any lessor is required in connection with the Transactions.

         5.17. LITIGATION. Except as set forth in Schedule 5.17, (i) there are no actions, proceedings or regulatory agency investigations against the Company or, to the Company or Parent's knowledge, involving the Assets pending (served) or threatened against the Company or against Parent, (ii) neither the Company nor Parent knows of any such action, proceeding or investigation against the Company, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement.

         5.18.    EMPLOYEE BENEFIT PLANS: EMPLOYEES.

         Except as to any noncompliance with any of the following provisions that would not, individually, or in the aggregate, have a Material Adverse
Effect:

                  (a) Schedule 5.18 sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, scholarship, disability, sick leave, vacation, bonus, retention, or other plan, agreement, or arrangement (each such plan, agreement or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect for the benefit of (i) directors or employees of the Company, (ii) former directors or employees of the Company, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Company Employees") or with respect to which the Company or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are treated pursuant to Section 4001(a)(14) of ERISA and/or
Section 414 of the Code as employees of a single employer which includes the Company) has any obligation on behalf of any Company Employee. Except as disclosed on Schedule 5.18 attached hereto, there are no other benefits to which any Company Employee is entitled for which the Company has any obligation.

                  (b) Parent has delivered to Purchaser, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, the most recent summary plan description, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last two (2) years for the plan and any related trust; (iii) any communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority since January 1, 1998, but excluding any IRS determination letter submission; and (iv) the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

                  (c) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

                  (d) Except as otherwise set forth on Schedule 5.18 attached hereto, the Company is not liable for, and neither the Company nor Purchaser will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a) of ERISA.

                  (e) The Company has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA").

                  (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 5.18 attached hereto:

                           (i)      each Employee Benefit Plan that is intended
to be qualified under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to the knowledge of the Company and Parent, is expected to occur that caused or could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                           (ii)     all payments required by the Employee
Benefit Plan or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

                           (iii)    there are no violations of or failures to
comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

                           (iv)     no claims, lawsuit, arbitration or other
action has been asserted or instituted or, to the knowledge of the Company and Parent, threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust, except for routine claims for benefits;

                           (v)      any bonding required with respect to the
Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

                           (vi)     the Employee Benefit Plan complies in all
respects with and has been maintained and operated in all respects in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

                           (vii)    no "prohibited transaction" (within the
meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or, to the knowledge of Company and Parent, could reasonably be expected to subject the Company, any ERISA Affiliate or Purchaser, or any officer, director or employee of the Company, any ERISA Affiliate or Purchaser, or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto, which tax, penalty or liability could have a Material Adverse Effect;

                           (viii)   to the knowledge of the Company and Parent,
the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

                  (g) The Company is not subject to any liens, excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan.

                  (h) None of the Employee Benefit Plans is subject to Title IV of ERISA.

                  (i) In the case of any Employee Benefit Plan that is a Multiemployer Plan, the Company has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by the Company from such Employee Benefit Plan occurring on or prior to the date hereof.

                  (j) The consummation of the Transactions will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

                  (k) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code as such Section of the Code is currently in effect.

                  (l) Except as set forth on Schedule 5.18, attached hereto, no Employee Benefit Plan provides for any health benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the health benefit is to be provided, is a former director or former employee of the Company (or a beneficiary of any such person), nor, to the knowledge of the Company and Parent, have any representations, agreements, covenants or commitments been made to provide such health benefits.

                  (m) Since June 30, 1999 and through the date hereof, except as set forth on Schedule 5.18 attached hereto or as required by applicable law or consistent with past practice, neither the Company nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice for any Company Employee, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by the Company or any ERISA Affiliate to any Company Employee, other than regularly scheduled increases, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

                  (n) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall, to the extent required by GAAP, be reflected as a liability on the Closing Balance Sheet, including, without limitation, any portion of the matching contribution required with respect to the Parent Plan for the plan year ending after the Closing which is attributable to elective contributions made by Company Employees in such plan prior to the Closing.

         5.19. ACCURACY OF REPRESENTATIONS. No representation or warranty by the Company or Parent contained in this Agreement and no statement contained in any certificate or schedule furnished to Purchaser pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of the Company and Parent, there is no current event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

         5.20. BROKERS FEES AND EXPENSES. Neither the Company nor Parent or any affiliate thereof has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate Purchaser to pay any such fees or commissions.

         5.21. BANK ACCOUNTS. Schedule 5.21 contains a true, complete and correct list showing the name and location of each bank or other institution in which the Company has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

         5.22. BUSINESS PRACTICES. Neither the Company nor anyone acting on its behalf has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

         5.23. INSURANCE. Schedule 5.23 lists all of the insurance policies maintained by the Company, which Schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy. The Company shall maintain such insurance policies in full force and effect at least through the Closing Date.

         5.24. TAX FREE REORGANIZATION. To the knowledge of the Company there is no fact pertaining to it that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

         5.25. NO EXISTING DISCUSSION. As of the date hereof, the Company is not engaged directly or indirectly, in any discussion or negotiations with any other party with respect to an Acquisition Proposal.


                                  ARTICLE 6.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce the Company and Parent to enter into this Agreement and consummate the Transactions, Purchaser represents and warrants to the Company and Parent as follows, each of which representations and warranties is material to and relied upon by the Company and Parent:

         6.1. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware. The states in which Purchaser is qualified to do business are set forth on Schedule
6.1. Purchaser has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. Except as set forth on Schedule 6.1, Purchaser does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries.

         6.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which Purchaser is or will be a party and to consummate the Transactions. The Board of Directors of Purchaser has duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party and the consummation of the Transactions and has resolved to submit the Merger to and recommend approval of the Merger by the stockholders of Purchaser, and, except for shareholder approval, no other corporate proceedings on the part of Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and such Closing Documents and the consummation of the Transactions. Assuming that this Agreement and each of the Closing Documents to which Purchaser is a party constitutes a valid and binding agreement of Company and/or Parent, as the case may be, this Agreement and each of the Closing Documents to which Purchaser is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Purchaser in each case enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity.

         6.3. NO CONFLICT; CONSENTS. Except as set forth on Schedule 6.3 hereto, and except for the applicable requirements of the Securities Act, the Exchange Act, state blue sky laws and the rules of the NASDAQ Stock Market, Inc., the execution and delivery by Purchaser of this Agreement, the Closing Documents to which it is or will be a party and the consummation by Purchaser of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Purchaser is a party, or by which Purchaser or the property of Purchaser is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement or result in the creation of any lien upon any of the property or assets of Purchaser, except for such violations, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect; (c) violate Purchaser's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Authority applicable to Purchaser, the business or assets of Purchaser, or the Merger, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Purchaser is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of Purchaser after the Closing on substantially the same basis as theretofore operated.

         6.4. OWNERSHIP OF ASSETS. Purchaser has title to all of its properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options rights of tenants or other encumbrances, except as disclosed or reserved against in Schedule 6.4 or reserved against in Purchaser's financial statements (as described in Section 6.8(a) (to the extent and in the amounts so disclosed or reserved against)) and except for liens arising from current Taxes not yet due and payable and other liens not having a Material Adverse Effect. All buildings, machinery and equipment owned or leased by Purchaser are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Purchaser has not received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased. All of the accounts receivable of Purchaser as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

         6.5. CAPITALIZATION. The authorized capital stock of Purchaser consists of 10,000,000 shares of preferred stock, $.001 par value per share, of which 3,034,521 shares of Series A Preferred Stock are outstanding, and 20,000,000 shares of common stock, $.001 par value per share, of which 8,741,713 shares are outstanding as of the date hereof. In addition, rights to receive 32,392 shares of Purchaser Common Stock, relating to unconverted shares from Purchaser's 1997 reverse stock split ("Purchaser Conversion Rights"), are outstanding as of the date hereof. All outstanding shares of Purchaser Common Stock and Purchaser's Series A Preferred Stock have been duly authorized, and are validly issued, fully paid and nonassessable.. Except as set forth in
Schedule 6.5, no party has any preemptive (whether statutory or contractual) rights in any capital stock of Purchaser. Except for the Purchaser Conversion Rights, and the Options and the Warrants identified on Schedule 3.3(a), Purchaser has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of Purchaser were offered and sold in compliance with applicable Federal and state securities laws. Each and every dividend of the Purchaser, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and the Purchaser has no further obligation with respect to such payment.

         6.6.     COMPLIANCE WITH LAWS.

                  (a) Purchaser is in compliance with, and Purchaser operated any businesses previously owned by it in compliance with all applicable laws, orders, rules and regulations of all Governmental Authorities, including applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Purchaser has not received notice of any noncompliance with the foregoing.

                  (b) Neither Purchaser nor any other Persons providing services for Purchaser have, to the knowledge of Purchaser, engaged in any activities which would be a basis for exclusion from any otherwise available Medicare, Medicaid or other federally funded programs under Section 1320a - 7a of Title 42 of the United States Code, or prohibited under any applicable portions of Section 1320a - 7b of such Title 42, or regulations promulgated thereunder, or related state or local statutes or regulations, including any "fraud and abuse" provisions, except where such noncompliance has and will have, individually and in the aggregate, no Material Adverse Effect.

                  (c) Without limiting the foregoing, Purchaser and any other person or entity for whose conduct Purchaser is legally held responsible are in compliance with all Environmental Laws, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither Purchaser, nor any other person or entity for whose conduct Purchaser is legally responsible has received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceedings alleging such violation or investigation by any Governmental Authority or any third party of any such violation.

         6.7. LICENSES AND PERMITS. Purchaser holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of its assets and the operation of its business, except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization has and will have, individually or in the aggregate, no Material Adverse Effect. Purchaser has not received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, which violations, individually or in the aggregate, would have a Material Adverse Effect. No proceeding is pending or, to the knowledge of Purchaser, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor, the revocation or limitation of which, individually or in the aggregate, would have a Material Adverse Effect.

         6.8.     LIABILITIES AND OBLIGATIONS OF PURCHASER.

                  (a) Attached hereto as Schedule 6.8 are true, correct and complete copies of Purchaser's balance sheets as of December 31, 1997 and December 31, 1998, and unaudited balance sheet as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the years and six months then ended, together (except in the case of the financial statements dated June 30, 1999) with the reports of independent public accountants thereon (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of Purchaser as of the respective dates thereof, and disclose all liabilities of Purchaser, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

                  (b) Purchaser has no liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of its Tax Returns by any Tax Authority, except for (i) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the liabilities and obligations of Purchaser that are disclosed or reserved against in the Purchaser Financial Statements or
Schedule 6.8 hereto, to the extent and in the amounts so disclosed or reserved against, and (iii) liabilities incurred or accrued in the ordinary course of business since June 30, 1999 and liabilities incurred in connection with the Transactions.

                  (c) Except as disclosed in the Purchaser Financial Statements or Schedule 6.8, Purchaser is not in default with respect to any liabilities or obligations, except for defaults that, individually or in the aggregate would not have a Material Adverse Effect, and all such liabilities or obligations shown or reflected in the Purchaser Financial Statements or Schedule 6.8 and such liabilities incurred or accrued subsequent to June 30, 1999 were incurred in the ordinary course of business except as indicated in Schedule 6.8, and except for liabilities and obligations, that, individually or in the aggregate, would not have a Material Adverse Effect.

         6.9.     TAXES.

         Except as to any noncompliance with any of the following provisions that would not, individually or in the aggregate, have a Material Adverse
Effect:

                  (a) All Tax Returns required to be filed by Purchaser and/or its Affiliated Group on or before the date hereof have been timely filed with the appropriate Tax Authorities in all jurisdictions in which such Tax Returns are required to be filed and all amounts shown as owing thereon have been paid. All Taxes which have become due or payable on or prior to the date hereof, whether disputed or not, have been paid in full. All Taxes which are required to be collected or withheld by Purchaser and its Affiliated Group on or prior to the date hereof have been so collected or withheld. All deposits required by law to be made by Purchaser and its Affiliated Group on or prior to the date hereof with respect to employees' withholding Taxes have been duly made. No employee of Purchaser or any member of its Affiliated Group responsible for Tax matters (i) has received notice from any Tax Authority of the assessment or proposed assessment of Tax liabilities, disallowances, or assessments which remain unpaid and, (ii) has knowledge of any fact or facts which exist(s) or has existed which would constitute grounds for the assessment of any Tax liability. There is no examination currently in progress of the Tax Returns of Purchaser or its Affiliated Group by any Taxing Authority for which any employee of Purchaser or any of its Affiliated Group has received any notice, and, to the knowledge of employees of Purchaser or any member of its Affiliated Group responsible for Tax matters based upon personal contact with any agent of such Tax Authority, no such examination has been threatened by any Taxing Authority.

                  (b) Purchaser has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Purchaser has not made any payments which have not yet been reported on any Tax Return, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Purchaser and its Affiliated Group to make any payments that will not be deductible under Section 280G of the Code. Purchaser and its Affiliated Group has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (c) Neither Purchaser nor its Affiliated Group has any contractual obligation to indemnify any other person with respect to the payment of any Taxes of the other person which could have a Material Adverse Effect.

                  (d) Purchaser and its Affiliated Group's financial statements for the year ended December 31, 1998 and the unaudited interim quarter ending June 30, 1999 reflect an adequate reserve for deferred taxes established for timing differences between book and tax accounting income/asset basis. Purchaser and its Affiliated Group have not recognized a net tax asset for the future benefit of net operating loss carryovers and research and experimentation tax credit carryovers.

         6.10. CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY Schedule 6.10 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties) (whether oral or written) to which Purchaser is a party that involve a receipt or an expenditure by Purchaser or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Purchaser, which in each case relates to a contract, agreement, commitment or instrument that requires (or is reasonably expected to require) payments or provides (or is reasonably expected to provide) for receipts in excess of $25,000 from the Closing Date until the first (1st) anniversary thereof.

         The contracts, agreements, commitments and other instruments listed or required to be listed on Schedule 6.10 or listed on a Schedule referred to in
Section 6.12 hereof are herein referred to as the "Material Contracts". All of the Material Contracts are in full force and effect.

         None of the Company, and, to the knowledge of Purchaser, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, the breach of or default under which would, individually or in the aggregate, have a Material Adverse Effect; and there are no existing facts or circumstances known to Purchaser that would prevent the work in process of Purchaser or its contracts and agreements from maturing upon performance by Purchaser into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on Schedule 6.10 or as reserved against in the Purchaser Financial Statements, there are no contracts or commitments that require the performance of services or provision of goods by Purchaser at a direct cost for each such contract or commitment known by Purchaser to be in excess of the revenue to be derived pursuant to the terms of such contract or commitment, which, individually or in the aggregate, would have a Material Adverse Effect. Except for terms specifically described in Schedule 6.10, Purchaser has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by Purchaser consistent with amounts historically charged for such services.

         6.11. CUSTOMER CONTRACTS With respect to each Customer Contract, all performance warranties with respect to Owned Software made by Purchaser in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, and Year 2000 compliance have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract, except for failures to satisfy which, individually or in the aggregate, would not have a Material Adverse Effect.

         6.12.    INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

                  (a) Schedule 6.12(A) hereto sets forth (i) a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patents and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the patents and registered copyrights and a description of the same) applicable to or used in the business of Purchaser; (ii) the owner of such intellectual property and any registration thereof or application thereof; and (iii) a complete list of all licenses granted by or to Purchaser with respect to any of the above (identified by title, date and parties) (not inclusive of Customer Contracts). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by Purchaser free and clear of all liens, claims, security interests and encumbrances, except for such liens, claims, security interests and encumbrances as would, individually or in the aggregate, not have a Material Adverse Effect. Except as set forth on Schedule 6.12(A), Purchaser is not currently in receipt of any notice of any violation of, and, to Purchaser's knowledge, Purchaser is not violating the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset, except such violations as, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Schedule 6.12(B) contains a complete and accurate list of all Owned Software. Except as set forth on Schedule 6.12(B), Purchaser has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on
Schedule 6.12(B) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code to the Owned Software has not been published or disclosed to any other parties, except as set forth in the Customer Contracts or as set forth on Schedule 6.12(B), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of Purchaser, no such other party has breached any such obligation of confidentiality.

                  (c) Schedule 6.12(C) contains a complete and accurate list of all Licensed Software. Purchaser has the right and license to use, sublicense, modify and copy Licensed Software to the extent set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to Purchaser, free of any other limitations or encumbrances, and Purchaser is in compliance with all applicable provisions of such agreement, except for failures to comply which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.12(C), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Purchaser has not published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom Purchaser has disclosed Licensed Software has, to the knowledge of Purchaser, breached such obligation of confidentiality, except for such publications and disclosures that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (d) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of Purchaser (collectively, the "Purchaser Software"). The Transactions will not cause a breach or default under any licenses, leases or similar agreements relating to Purchaser Software or impair Purchaser's ability to use Purchaser Software in the same manner as such computer software is currently used by Purchaser. To the knowledge of Purchaser, (i) Purchaser is not infringing any intellectual property rights of any other person or entity with respect to Purchaser Software, and (ii) no other person or entity is infringing any intellectual property rights of Purchaser with respect to Purchaser Software, except for infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         6.13. LABOR MATTERS. Except as set forth on Schedule 6.13, within the last three (3) years Purchaser has not been the subject of any known union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of Purchaser, threatened to be called against Purchaser. Purchaser has not violated any applicable federal or state law or regulation relating to labor or labor practices, except where such violation has and will have, individually or in the aggregate, no Material Adverse Effect. Schedule
6.13 sets forth a true, correct and complete list of employer loans or advances from Purchaser to its employees. Purchaser is in compliance with all applicable requirements of the Immigration Laws, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect.

         6.14.    WORK-IN-PROCESS, ORDERS AND RETURNS.

                  (a) Except as set forth on Schedule 6.14(A), as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to Purchaser's knowledge, there are no claims nor does Purchaser reasonably expect to make or receive any claims to terminate Customer Agreements, or material licenses, services, or other orders, or for refunds relating to Customer Agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with Purchaser's capabilities or performance (including those related to Purchaser Software), or defective or unsatisfactory services or products, except as would not result in, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as set forth on Schedule 6.14(B), Purchaser has not been notified that the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for services or Purchaser Software, or maintenance or other services and Purchaser will inform Purchaser promptly upon receipt of any notification to that effect received after the date hereof, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Purchaser, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Purchaser Software, services or merchandise, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect.

         6.15.    ABSENCE OF CERTAIN CHANGES Except as reflected on
Schedule 6.15, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since June 30, 1999, Purchaser has not and at the Closing Date will not have:

                  (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured), except for losses that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices;

                  (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except for liens for Taxes not yet due and payable and liens and encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice and except for those that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

                  (f) To Purchaser's knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

                  (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

                  (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, or circumstance which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets;

                  (i) Made any capital expenditures or commitments, any one of which is more than $50,000, for additions to property, plant, or equipment;

                  (j) Made any material change in any method of accounting or accounting practice;

                  (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of Purchaser's officers or directors, or any business or entity in which any officer or director of Purchaser, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

                  (l) Agreed to take any action described in this Section 6.15.

         The Company and Parent acknowledge and agree that a decrease in the market price of Purchaser Common Stock is not a material adverse change.

         6.16. LEASES Schedule 6.16 contains a list of all leases pursuant to which Purchaser leases real or personal property, and copies of all such leases have been delivered to the Company and Parent. All such leases are in full force and effect, and except as set forth on Schedule 6.16, no event has occurred which is a default or which with the passage of time will constitute a default by Purchaser thereunder, nor has any such event occurred to the knowledge of Purchaser which is a default by any other party to such lease. All property leased by Purchaser as lessee is in the possession of Purchaser. Except as indicated in Schedule 6.16, no consent of any lessor is required in connection with the Transactions.

         6.17. LITIGATION. Except as set forth in Schedule 6.17, (i) there are no actions, proceedings or regulatory agency investigations against Purchaser or, to Purchaser's knowledge, involving the Assets pending (served) or threatened against Purchaser, (ii) Purchaser does not know of any such action, proceeding or investigation against Purchaser, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement.

         6.18.    EMPLOYEE BENEFIT PLANS: EMPLOYEES.

         Except as to any noncompliance with any of the following provisions that would not, individually, or in the aggregate, have a Material Adverse Effect.

                  (a) Schedule 6.18 sets forth a list of each Employee Benefit Plan that is currently in effect for the benefit of (i) directors or employees of Purchaser, (ii) former directors or employees of Purchaser, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Purchaser Employees") or with respect to which Purchaser or any ERISA Affiliate has any obligation on behalf of any Purchaser Employee. Except as disclosed on Schedule
6.18 attached hereto, there are no other benefits to which any Purchaser Employee is entitled for which Purchaser has any obligation.

                  (b) Purchaser has delivered to Parent and the Company, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, the most recent summary plan description, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last two (2) years for the plan and any related trust; (iii) any communication involving the plan or any related trust to or from the IRS, DOL, PBGC or any other governmental authority since January 1, 1998, but excluding any IRS determination letter submission; and (iv) the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

                  (c) Purchaser has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to,
(i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

                  (d) Except as otherwise set forth on Schedule 6.18 attached hereto, Purchaser is not liable for any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to Purchaser), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a) of ERISA.

                  (e) Purchaser has complied in all respects with COBRA.

                  (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 6.18 attached hereto:

                           (i) each Employee Benefit Plan that is intended to be
qualified under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under
Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to the knowledge of Purchaser, is expected to occur that caused or could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                           (ii) all payments required by the Employee Benefit
Plan or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

                           (iii) there are no violations of or failures to
comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

                           (iv) no claims, lawsuit, arbitration or other action
has been asserted or instituted or, to the knowledge of Purchaser, threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, Purchaser or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust, except for routine claims for benefits;

                           (v) any bonding required with respect to the Employee
Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

                           (vi) the Employee Benefit Plan complies in all
respects with and has been maintained and operated in all respects in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

                           (vii) no "prohibited transaction" (within the meaning
of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or, to the knowledge of Purchaser, could reasonably be expected to subject Purchaser, any ERISA Affiliate or the Company, or any officer, director or employee of Purchaser, any ERISA Affiliate, or the Company, or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto, which tax, penalty or liability could have a Material Adverse Effect;

                           (viii) to the knowledge of Purchaser, the Employee
Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

                  (g) Purchaser is not subject to any liens, excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan.

                  (h) None of the Employee Benefit Plans is subject to Title IV of ERISA.

                           (i) In the case of any Employee Benefit Plan that is
a Multiemployer Plan, Purchaser has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by Purchaser from such Employee Benefit Plan occurring on or prior to the date hereof.

                           (j) The consummation of the Transactions will not
give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Purchaser Employee.

                           (k) No amounts payable under any Employee Benefit
Plan will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code, as such Section of the Code is currently in effect.

                           (l) Except as set forth on Schedule 6.18 attached
hereto, no Employee Benefit Plan provides for any health benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Purchaser Employee who, at the time the health benefit is to be provided, is a former director or former employee of Purchaser (or a beneficiary of any such person), nor, to the knowledge of Purchaser, have any representations, agreements, covenants or commitments been made to provide such health benefits.

                           (m) Since June 30, 1999 and through the date hereof,
except as set forth on Schedule 6.18 attached hereto or as required by applicable law or consistent with past practice, neither Purchaser nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice for any Purchaser Employee, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by Purchaser or any ERISA Affiliate to any Purchaser Employee, other than regularly scheduled increases, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Purchaser Employee.

                           (n) Any contribution, insurance premium, excise tax,
interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall, to the extent required by GAAP, be reflected as a liability on the Purchaser Financial Statements, including, without limitation, any portion of the matching contribution required with respect to the Purchaser Plan for the plan year ending after the Closing which is attributable to elective contributions made by Purchaser Employees in such plan prior to the Closing.

         6.19. BROKERS FEES AND EXPENSES. Neither Purchaser nor any affiliate thereof has retained or utilized the services of any advisor, broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate the Company or Parent to pay any such fees or commissions.

         6.20. BANK ACCOUNTS. Schedule 6.20 contains a true, complete and correct list showing the name and location of each bank or other institution in which Purchaser has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

         6.21. BUSINESS PRACTICES. Neither Purchaser nor anyone acting on its behalf has made any payment of funds of Purchaser prohibited by law, and no funds of Purchaser have been set aside to be used for any payment prohibited by law.

         6.22. INSURANCE. Purchaser maintains property, fire, casualty, general liability insurance and other forms of insurance relating to its assets and the operation of its business against risks of the kind customarily insured against and in amounts customarily insured (and, where appropriate, in amounts not less than the replacement cost of the assets). Purchaser shall maintain such insurance policies in full force and effect at least through the Closing Date.
Schedule 6.22 lists all of the insurance policies maintained by Purchaser, which
Schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

         6.23. TAX FREE REORGANIZATION. To the knowledge of Purchaser there is no fact pertaining to it that would prevent the Merger from qualifying as a tax-free reorganization under the Code. Purchaser has no present intention to redeem or reacquire any of its stock to be issued pursuant to the Merger. Purchaser has no present intention to dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

         6.24. NO EXISTING DISCUSSION. As of the date hereof, Purchaser is not engaged directly or indirectly, in any discussion or negotiations with any other party with respect to an Acquisition Proposal.

         6.25. SHARES TO BE DELIVERED. The Merger Shares to be issued with respect to previously outstanding Company Capital Stock when issued and delivered to Company Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Purchaser. Upon delivery of the Merger Shares after the Closing, Company Stockholders will receive good and unencumbered title to the Merger Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for restrictions existing under applicable securities laws regarding transferability of the Merger Shares, and except for any restrictions set forth on the legends of the stock certificates evidencing the Merger Shares.

         6.26.    ACCURACY OF SECURITIES FILINGS; FINANCIAL STATEMENTS.

                  (a) Except as set forth in Schedule 6.26, Purchaser has made all filings with the SEC that it has been required to make under the Securities and Exchange Act, and has done so in a timely manner. Purchaser has furnished, or otherwise made available, the Securities

Filings to the Company and Parent. Each of the Securities Filings has complied with the Securities Act and the Exchange Act in all material respects. None of the Securities Filings, as of their respective dates, to Purchaser's knowledge, contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Purchaser for inclusion in the Proxy Statement will, at the date of the filing of the Proxy Statement with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) The financial statements of Purchaser included and/or incorporated by reference into the Securities Filings (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Purchaser as of the indicated dates and the results of operations of Purchaser for the indicated periods, are consistent with the books and records of Purchaser and, except as disclosed on Schedule 6.26, do not contain any material item of special or non-recurring or other income not earned in the ordinary course of business; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

                  (c) Except as and to the extent specifically disclosed in this Agreement, on the date hereof, there are, and prior to Closing will be, no liabilities or obligations of Purchaser of any nature, whether liquidated, accrued, absolute, continued or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Securities Filings, or (ii) that arose thereafter in the ordinary course of business, or (iii) that it specifically set forth on Schedule
6.8 attached hereto; and at the Closing, there will be no liabilities or obligations of Purchaser of any nature, whether liquidated or unliquidated, accrued, absolute, contingent or otherwise which are material individually or in the aggregate, except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Securities Filings, or (B) that arise after the date of such balance sheet in the ordinary course of business (and are immaterial) or (C) that are specifically set forth on Schedule 6.26.

         6.27. APPROVALS. The execution and delivery of this Agreement and the consummation of the Transactions by Purchaser will not require the consent, approval, order or authorization of any governmental entity or regulatory authority or any other Person under any statute, law, rule, regulation (other than applicable federal and state securities laws), permit, license, agreement, indenture or other instrument to which Purchaser is a party or to which any of its properties are subject, except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a Material Adverse Effect on Purchaser, and except for any federal or state filings required by applicable securities laws (such as the Registration Statement), and the filing of the listing application for the Merger Shares with NASDAQ National Market, no declaration, filing or registration with any governmental entity or regulatory authority is required by Purchaser in connection with the execution and delivery of this Agreement, the consummation of the Transactions, or the performance by Purchaser of its obligations hereunder.

         6.28. ACCURACY OF REPRESENTATIONS. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate or schedule furnished to the Company or Parent pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of Purchaser, there is no current event or condition of any kind or character pertaining to Purchaser that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

         6.29. NASDAQ RULES. The consummation of the Transactions will not result in violation by Purchaser of any applicable NASDAQ rules or requirements.


                                   ARTICLE 7.

                                 INDEMNIFICATION

         7.1. INDEMNIFICATION BY PARENT. Parent hereby indemnifies and holds harmless Purchaser and each of its affiliates, directors, officers, employees, advisors and agents from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of Company or Parent contained in this Agreement or any document executed and delivered by Parent or the Company in connection with the Transactions ("Transaction Documents"); (b) the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, Taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against the Surviving Corporation arising out of the operation of the Company's business prior to the Closing Date or as a result of the Transactions, which were not specifically disclosed herein or in the Schedules attached hereto; or (c) the Spinoff (collectively all claims described in this Section 7.1, being "Section
7.1 Indemnified Claims").

         7.2. INDEMNIFICATION BY SURVIVING CORPORATION. The Surviving Corporation, hereby indemnifies and holds harmless Parent and each of its affiliates, directors, officers, employees, advisors and agents from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or any of the Transaction Documents; or (b) the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, Taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against the Parent arising out of the operation of the Purchaser's business prior to or after the Closing Date (except as to Purchaser's business previously owned and operated by the Company, only after the Closing Date) or as a result of the Transactions, which were not specifically disclosed herein or in the Schedules attached hereto (collectively all claims described in this Section 7.2, being "Section 7.2 Indemnified Claims").

         7.3. PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 7.1 or 7.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in at its own expense, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Parent and Purchaser shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding (which offer does not involve the admission of guilt or wrongdoing by any indemnified party) and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         7.4. SURVIVAL. The representations and warranties contained in this Agreement and in the Transaction Documents delivered at the Closing shall survive the Closing for a period ending on the first (1st) anniversary date of the Closing and shall thereafter cease to be of any force and effect, except for
(a) claims as to which notice has been given in accordance with Section 7.3 hereof prior to such date and which are pending on such date and (b) representations and warranties relating to: (i) title to the Assets (Sections
5.3 and 6.4 hereof), (ii) ownership of stock of the Company and Purchaser (Sections 5.5 and 6.5 hereof), (iii) Taxes (Sections 5.9 and 6.9 hereof) and
(iv) employee benefits (Sections 5.18 and 6.18 hereof), each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought.

         7.5.     LIMITATIONS.

                  (a) Notwithstanding anything to the contrary contained herein, Purchaser will not assert a claim against Parent under this Article 7 until the total of all Section 7.1 Indemnified Claims exceeds in the aggregate $1,000,000 (the "Base Amount"), at which time all Section 7.1 Indemnified Claims in excess of such Base Amount may be claimed in full and, if indemnifiable under this
Article 7, shall be indemnified in full.

                  (b) Notwithstanding anything to the contrary contained herein, Parent will not assert a claim against Purchaser under this Article 7 until the total of all Section 7.2 Indemnified Claims exceeds the Base Amount, at which time all Section 7.2 Indemnified Claims in excess of such Base Amount may be claimed in full and, if indemnifiable under this Article 7, shall be indemnified in full.

                  (c) All Section 7.1 or Section 7.2 Indemnified Claims shall be satisfied by delivery from the indemnifying to the indemnified party of a number of shares of Purchaser Common Stock having a value equal to the amount of the
Section 7.1 or Section 7.2 Indemnified Claims, based on the market price of Purchaser Common Stock as of the date the indemnified party paid the amount(s) giving rise to the Section 7.1 Indemnified Claim or Section 7.2 Indemnified Claim.

                  (d) Any indemnification claims of Purchaser or Parent pursuant to Section 4.1 hereof shall not be subject to any of the terms or limitations described in this Article 7.

                  (e) The satisfaction of all Section 7.1 Indemnified Claims and
Section 7.2 Indemnified Claims shall be deemed to constitute adjustments to the aggregate consideration paid by Purchaser pursuant to the Merger.

         7.6. NO RECOURSE AGAINST THE COMPANY. Parent hereby irrevocably waives any and all right to recourse against the Company with respect to any breach of any representation, warranty, covenant, or noncompliance with any conditions or covenants, given or made by Parent or the Company in this Agreement or any document, certificate or agreement entered into or delivered pursuant hereto. Parent shall not be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of Parent or the Company that may arise under or pursuant to this Agreement or the Transactions.

         7.7. EFFECT OF INSURANCE. With respect to any indemnifiable claim hereunder, the amount recoverable by the party seeking indemnification shall take into account any reimbursements realized by such party from insurance policies or other indemnification sources, arising from the same incident or set of facts or circumstances giving rise to the claim for indemnification. Upon the payment of the indemnified claim from the indemnifying party to the indemnified party, the indemnifying party shall have a right of subrogation with respect to any insurance proceeds or other rights to third party reimbursement for such claims held by the indemnified party.


                                   ARTICLE 8.

                            CONDITIONS TO OBLIGATIONS
                              OF PURCHASER TO CLOSE


         Each and every obligation of Purchaser under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions each of the Company and Parent agrees to use best efforts to satisfy:

         8.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Company and Parent in or pursuant to the Agreement or given on their behalf hereunder shall be true and correct in all respects on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Consequence.

         8.2. OBLIGATIONS PERFORMED. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except where the failure to perform or comply does not have, and is not likely to have, individually, or in the aggregate, a Material Adverse Consequence.

         8.3. CONSENTS. Purchaser shall have obtained Purchaser Stockholder Approval, and the Company shall have obtained Company Stockholder Approval, and any waiting period applicable to this Agreement, the Merger and the Transactions under HSR shall have expired or early termination thereof shall have been granted.

         8.4. CLOSING DELIVERIES. The Company shall have delivered to Purchaser each of the following:

                  (a) a certificate of the President of the Company certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

                  (b) Certificates of Merger duly executed by an officer of the Company for filing in accordance with the provisions of Section 2.2 hereof;

                  (c) the corporate minute books, seals and stock transfer books of the Company certified by the corporate secretary of the Company as true, correct and complete, including minutes authorizing the Merger and the Transactions;

                  (d) an executed agreement reasonably satisfactory to Purchaser pursuant to which the Company has disposed of certain assets of its ProfitWorks applications software and related product line, consistent with the provisions of Section 4.4 hereof;

                  (e) the audited Company financial statements, as more fully described in Section 4.6 hereof, and an unaudited Closing Balance Sheet;

                  (f) an opinion of counsel to the Company and Parent reasonably satisfactory to Purchaser and addressing only the issues of incorporation in Pennsylvania, qualification in other states, corporate power and authority to execute this Agreement and the Merger Option Agreement and to consummate the Transactions, the enforceability of this Agreement and the Merger Option Agreement, and no conflicts with the Articles of Incorporation or By-Laws of the Company or Parent;

                  (g) the Merger Option Agreement duly executed by an officer of Parent;

                  (h) a shareholder voting agreement executed by holders of at least sixty percent (60%) of the Merger Shares as required pursuant to Section 3 of that certain Shareholder Voting Agreement dated as of August 12, 1999 by and among Parent, Purchaser and Daniel J. Mitchell, as designated agent of certain shareholders of CareCentric;

                  (i) receipt in immediately available funds of $6,000,000 less the outstanding principal balance and all accrued but unpaid interest due under the Note as of the Closing Date; and

                  (j) evidence of termination of the Note and Security Agreement, and executed Uniform Commercial Code UCC-3 termination statements.

         8.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency or any pending action by any other Person, challenging or seeking damages in connection with the Merger and having a Material Adverse Consequence on Purchaser.

         8.6. NO MATERIAL ADVERSE CONSEQUENCE. Since the date of execution of this Agreement, there shall have been no Material Adverse Consequence as to the Company.

         8.7. REVISED SCHEDULES. The Company shall have provided Purchaser with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of Purchaser, individually or in the aggregate, could reasonably be expected to have a Material Adverse Consequence as to the Company unless such disclosures are approved in writing by Purchaser.

         8.8. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of the Company shall repay to the Surviving Corporation in full any outstanding indebtedness, if any, owed to the Company by them or their families.

         8.9. RELEASES. Each of the officers and directors of the Company shall have executed releases in favor of the Company in form reasonably satisfactory to Purchaser and its counsel.

         8.10. SPINOFF. The Spinoff shall have been consummated in compliance in all material respects with the Exchange Act and any other applicable federal or state securities laws or regulations.

         8.11. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.


                                   ARTICLE 9.

                            CONDITIONS TO OBLIGATIONS
                       OF THE COMPANY AND PARENT TO CLOSE


         Each and every obligation of the Company and Parent under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions Purchaser agrees to use best efforts to satisfy:

         9.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Purchaser in or pursuant to the Agreement or given on its behalf hereunder shall be true and correct in all respects on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Consequence.

         9.2. OBLIGATIONS PERFORMED. Purchaser shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing, except where the failure to perform or comply does not have, and is not likely to have, individually, or in the aggregate, a Material Adverse Consequence.

         9.3. CONSENTS. Purchaser shall have obtained Purchaser Stockholder Approval, and the Company shall have obtained Company Stockholder Approval; any waiting period applicable to this Agreement, the Merger and the Transactions under HSR shall have expired or early termination thereof shall have been granted; and the Registrable Shares shall have been listed and eligible for trading on the NASDAQ National Market System subject only to official notice of issuance.

         9.4. CLOSING DELIVERIES. Purchaser shall have delivered to the Company Stockholders and the Company each of the following:

                  (a) delivery of the Merger Shares to Parent;

                  (b) certified copies of the corporate resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser, together with an incumbency certificate with respect to the respective officers of Purchaser executing documents or instruments on behalf of Purchaser;

                  (c) a certificate of the President or any Senior Vice President of Purchaser certifying as to the matters set forth in Sections 9.1,
9.2 and 9.3 hereof and as to the satisfaction of all other conditions set forth in this Article 9;

                  (d) an opinion of counsel to Purchaser reasonably satisfactory to Parent and the Company and addressing only the issues of incorporation in Delaware, qualification in other states, corporate power and authority to execute and deliver this Agreement and consummate the Transactions, the enforceability of this Agreement and the Merger Option Agreement, and no conflicts with the Certificate of Incorporation or By-Laws of Purchaser;

                  (e) Certificates of Merger duly executed by an officer of Purchaser for filing in accordance with Section 2.2, or evidence of such filing;

                  (f) the Merger Option Agreement duly executed by an officer of Purchaser;

                  (g) evidence that the Certificate of Designations was duly filed with the Delaware Secretary of State;

                  (h) a certificate for 5,600,000 shares of Purchaser Series B Preferred issued to Parent; and

                  (i) the Mestek Warrant, duly executed by an officer of Purchaser.

         9.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging or seeking damages from Parent or the Company in connection with the Merger and having a Material Adverse Consequence on the Company or Purchaser.

         9.6. REVISED SCHEDULES. Purchaser shall have provided the Company and Parent with Revised Schedules dated as of the Closing Date, with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of the Parent and the Company, individually or in the aggregate, could reasonably be expected to have a Material Adverse Consequence as to Purchaser, unless such disclosures are approved in writing by Parent and the Company.

         9.7. NO MATERIAL ADVERSE CONSEQUENCE. Since the date of execution of this Agreement, there shall have been no Material Adverse Consequence as to Purchaser.

         9.8. SPINOFF. The Spinoff shall have been consummated in compliance in all material respects with the Exchange Act and any other applicable federal or state securities laws or regulations.

         9.9. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.


                                  ARTICLE 10.

                                  TERMINATION

         10.1. TERMINATION This Agreement may be terminated at any time (the "Termination Date") before the Closing Date:

                  (a) by mutual written consent of Purchaser, Parent and the Company;

                  (b) by Purchaser upon the occurrence or upon its discovery of a Material Adverse Consequence as to the Company;

                  (c) by Parent or the Company upon the occurrence or upon their discovery of a Material Adverse Consequence as to Purchaser;

                  (d) by Purchaser or the Company pursuant to Section 4.16 hereof; or

                  (e) by Purchaser, Parent or the Company if the Closing is not consummated on or before January 7, 2000, unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection.

         10.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(e) above, no party shall have any obligations to the others hereunder except for those obligations with respect to confidentiality and the return of confidential information set forth below and in the Confidentiality Agreement. If this Agreement is terminated pursuant to Section 10.1(d), the remedies available to the non-terminating party set forth in Section 4.16(c) hereof shall apply. If this Agreement is terminated, each party shall promptly return to each other all copies of the due diligence materials previously provided to such party or their representatives, and the obligations in respect of confidentiality set forth in the Confidentiality Agreement shall remain in effect.


                                  ARTICLE 11.

                            MISCELLANEOUS PROVISIONS

         11.1. SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and shall, to the extent possible, be modified to conform with such laws, without invalidating the remaining provisions hereto.

         11.2. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

         11.3. ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. Except as provided pursuant to the Spinoff, this Agreement and the Closing Documents may not be assigned by Purchaser and may not be assigned by the Company or Parent without the prior written consent of Purchaser. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. By their execution and delivery of this Agreement, the MCS Major Stockholders hereby covenant and agree to vote their shares of Parent's common stock, and Company Capital Stock to be issued to them after the Spinoff, in favor of the Merger.

         11.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.5. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.

         If to Company or Parent:        Mestek, Inc.
                                         260 North Elm Street
                                         Westfield, Massachusetts 01085
                                         Attention:  Chief Executive Officer
                                         Telefax:  (413) 568-7428

         with a copy to:                 Baker & McKenzie
                                         815 Connecticut Avenue, N.W.
                                         Washington, D.C.  20006-4078
                                         Attn:  Marc R. Paul, Esq.
                                         Telefax:  (202) 452-7074

         If to Purchaser:                Simione Central Holdings, Inc.
                                         6600 Powers Ferry Road
                                         Atlanta, Georgia 30339
                                         Attention:  Chief Executive Officer
                                         Telefax:  (770) 644-6558

         with a copy to:                 Arnall Golden & Gregory, LLP
                                         2800 One Atlantic Center
                                         1201 West Peachtree Street
                                         Atlanta, Georgia  30309-3450
                                         Attention: Sherman A. Cohen, Esq.
                                         Telefax:  (404) 873-8631

or at such other address as any party hereto notifies the other parties hereof in writing.

         11.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for the Confidentiality Agreement, the restrictions and obligations of which shall survive according to its terms, this Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than Purchaser, the Company, and Parent, any rights or remedies hereunder. No provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         11.7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding those relating to conflicts of laws.

         11.8. ARBITRATION. Any claim arising out of or related to this Agreement or the alleged breach of a representation, warranty or covenant thereof or arising out of any of the Transactions, which has not been resolved by mutual agreement of the parties after a sixty (60) day negotiation period in which the parties try to resolve the claim, shall be finally settled by arbitration. Such arbitration shall be conducted in Wilmington, Delaware in accordance with the Commercial Rules of the American Arbitration Association then in effect, as modified or supplemented herein, or as the parties mutually agree otherwise. Notwithstanding the rules of the arbitral body, the parties hereto agree (a) that any arbitration shall be presided over by a single arbitrator, who shall have been admitted to the practice of law, and be in good standing or on retirement status in any of the fifty United States or the District of Columbia, (b) that the arbitrator shall base his decision on the facts as presented into evidence, and (c) that the arbitrator shall prepare a written memorandum of decision setting forth the findings of fact and conclusions of law. The arbitrator shall be selected by Purchaser and Parent. If they cannot agree on such selection within a thirty
(30) day period, they shall ask the American Arbitration Association to appoint an arbitrator. The decision of the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction. Any claim for relief made pursuant to this Agreement shall be made within one (1) year from the date upon which the party claiming relief knew or should have known of the cause of action constituting such claim. All costs of the arbitration shall be borne by the party determined to be the losing party by the arbitrator. For purposes of determining the prevailing and losing party, the arbitrator may consider offers of settlement by either Purchaser or Parent, or both of them.

         11.9. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.10. INCORPORATION OF EXHIBIT AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.11. WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         11.12.   TIME OF ESSENCE.  Time is of the essence in this Agreement.

         11.13. APPOINTMENT OF AGENT. By operation of this Agreement and upon the approval of this Agreement by the holders of Company Capital Stock, Parent shall be appointed as the designated agent of the Company Stockholders for the purpose of enforcing the rights of the Company Stockholders pursuant to Section
7.2 of this Agreement. The Company Stockholders shall be bound by any actions taken by Parent on their behalf pursuant to Section 7.2 or otherwise under this Agreement.

         11.14.   PROVISION OF ASSISTANCE.

                  (a) After the date of the Amendment Agreement and prior to the Closing Date, upon reasonable request from the Purchaser, Parent will use its commercially reasonable efforts to make Parent's and the Company's employees available to Purchaser on a consulting basis. The cost of such assistance will be equal to Parent's and the Company's out-of-pocket expenses plus a per employee consulting fee based on the employee's skill, experience and workload, to be determined by Parent or the Company after consultation with Purchaser. Notwithstanding Section 4.8, the cost of such assistance will be billed to Purchaser at the earlier of the Closing Date or the Termination Date and shall be due and payable by Purchaser upon Purchaser's receipt of such bills.

                  (b) Purchaser, Parent and the Company will negotiate in good faith to enter into, on or prior to the Closing Date, an agreement for services such as those described in Section 11.14(a) to be provided after the Closing Date; provided, however, that such services agreement shall not be a condition to the Closing.



                    [Signatures Appear on the Following Page]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                 PURCHASER:
MCS, INC.                                SIMIONE CENTRAL HOLDINGS, INC.

By:                                      By:
  -------------------------------           ---------------------------------
Name:                                    Name:
     ----------------------------             -------------------------------
Title:                                   Title


                                          PARENT:
                                          MESTEK, INC.

                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title
                                               ------------------------------

                                          MCS MAJOR STOCKHOLDERS


                                          -----------------------------------
                                          John E. Reed


                                          -----------------------------------
                                          Stewart B. Reed



                                          -----------------------------------
                                          E. Herbert Burk

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND INVESTMENT AGREEMENT
                         LIST OF SCHEDULES AND EXHIBITS

Schedules*                 Description
----------                 -----------
Schedule 3.1(a)   Exchange Ratio
Schedule 3.3(a)   Options and Warrants
Schedule 4.7      Exceptions to conduct of Purchaser and Company pending Merger
Schedule 5.1      States of Qualification - Company
Schedule 5.2      Officers and Directors - Company
Schedule 5.3      Encumbrances - Company
Schedule 5.4      Required Consents and Approvals - Company
Schedule 5.5      Capitalization of the Company
Schedule 5.8      Company Financial Statements; Liabilities not disclosed on
                  Financials - Company
Schedule 5.9      Taxes
Schedule 5.10     Material Contracts - Company
Schedule 5.12(A)  Intellectual Property - Company
Schedule 5.12(B)  Owned Software - Company
Schedule 5.12(C)  Licensed Software - Company
Schedule 5.13     Labor Matters - Company
Schedule 5.14(A)  Work-in-Process, Orders and Returns - Company
Schedule 5.14(B)  Cancellations Arising from Transactions - Company
Schedule 5.15     Exceptions to Absence of Certain Changes - Company
Schedule 5.16     Leases - Company
Schedule 5.17     Litigation - Company
Schedule 5.18     Employee Benefit Plans of All Kinds - Company
Schedule 5.21     Bank Accounts - Company
Schedule 5.23     Insurance - Company
Schedule 6.1      States of Qualification - Purchaser
Schedule 6.3      Purchaser Consents
Schedule 6.4      Encumbrances - Purchaser
Schedule 6.5      Capitalization - Purchaser
Schedule 6.8      Purchaser Financial Statements; Liabilities not disclosed on
                  Financials - Purchaser
Schedule 6.10     Material Contracts - Purchaser
Schedule 6.12(A)  Intellectual Property - Purchaser
Schedule 6.12(B)  Owned Software - Purchaser
Schedule 6.12(C)  Licensed Software - Purchaser
Schedule 6.13     Labor Matters - Purchaser
Schedule 6.14(A)  Work-in-Process, Orders and Returns - Purchaser
Schedule 6.14(B)  Cancellations Arising from Transactions - Purchaser
Schedule 6.15     Exceptions to Absence of Certain Changes - Purchaser
Schedule 6.16     Leases - Purchaser
Schedule 6.17     Litigation - Purchaser
Schedule 6.18     Employee Benefit Plans of All Kinds - Purchaser
Schedule 6.20     Bank Accounts - Purchaser
Schedule 6.22     Insurance - Purchaser
Schedule 6.26     Exceptions regarding Securities Filings - Purchaser

Exhibits          Descriptions
--------          ------------
Exhibit 1.2(a)    (1)      Note
Exhibit 1.2(b)    (2)      Security Agreement
Exhibit 1.4       (3)      Certification of Designations
Exhibit 1.5       (4)      Mestek Warrant
Exhibit 3.3(a)    (5)      Merger Option Agreement


  * In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted. There is a list of schedules at the end of the Exhibit, briefly describing them. The Registrant will furnish supplementary a copy of any omitted schedule to the Commission upon request.